                          CERTIFICATE OF INCORPORATION

                                       OF

                         PROGENICS PHARMACEUTICALS, INC.

                                   ----------

            I, THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, do hereby certify as follows:

            FIRST: The name of the corporation is

                         PROGENICS PHARMACEUTICALS, INC.

            SECOND: Its registered office is to be located at 229 South State Street, in the City of Dover, in the County of Kent, in the State of Delaware. The name of its registered agent at that address is the United States Corporation Company.

            THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

            FOURTH: The total number of shares of stock which the corporation is authorized to issue is forty million (40,000,000) all with $.00l par value.

            FIFTH: The name and address of the single incorporator are

     Michael D. McManus       One Gulf + Western Plaza
                              New York, NY 10023-7773

            SIXTH: The By-Laws of the corporation may be made, altered, amended, changed, added to or repealed by the Board of Directors without the assent or vote of the stockholders. Elections of directors need not be by ballot unless the By-Laws so provide.

            SEVENTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection (b) of ss. 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

            EIGHTH: The corporation shall, to the full extent permitted by
Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

            NINTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

            IN WITNESS WHEREOF, I have hereunto set my hand and 1st day of December, 1986.


                                            /s/ Michael D. McManus    (L.S.)
                                            -------------------------
                                                Michael D. McManus

                            CERTIFICATE OF AMENDMENT
                       TO THE CERTIFICATE OF INCORPORATION
                                       OF
                         PROGENICS PHARMACEUTICALS, INC.

Progenics Pharmaceuticals, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (herein after referred to as the "Corporation"), does hereby certify:

FIRST: That the Board of Directors of the Corporation at a meeting duly called and held, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:

     RESOLVED: that the Certificate of Incorporation of the Corporation be amended by changing the Fourth Article thereof so that, as amended, said Article shall be and read as follows:

================================================================================

FOURTH:

(A) TOTAL NUMBER OF SHARES OF STOCK. The total number of shares of stock of all classes that the Corporation shall have authority to issue is sixty million (60,000,000) shares. The authorized capital stock is divided into twenty million (20,000,000) Preferred Shares of the par value of $.00l each and forty million (40,000,000) Common Shares of the par value of $.00l each.

(B)   COMMON SHARES.

(1) The forty million (40,000,000) Common Shares may be issued from time to time in one or more series, the shares of each series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as are stated and expressed herein or in the resolution or resolutions providing for the issue of such series, adopted by the Board of Directors as hereinafter provided; provided, however, that no series of Common Shares other than "Common Stock", as described in paragraph B(3) below, shall be designated or, if previously designated, no shares of such series shall be issued if, at the time of such designation or issuance, the designation or issuance of such shares would violate the rules or regulations of the United States Securities and Exchange Commission or of the trading market or markets on which the Corporation's shares are traded.

(2) Authority is hereby expressly granted to the Board of Directors of the Corporation, subject to the provisions of this Article FOURTH and to the limitations prescribed by the General Corporation Law of Delaware, to authorize the issue of one or more series of Common Shares, and with respect to each such series to fix by resolution or resolutions providing for the issue of such series the voting powers, full or limited, if any, of the shares of such series and the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, the determination or fixing of the following:

            (i)   The designation of such series;

            (ii) The dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the relationship which such dividends shall bear to the dividends payable on any other class or classes of stock or any other series of any class of stock of the Corporation, and whether such dividends shall be cumulative or non-cumulative;

            (iii) Whether the shares of such series shall be subject to redemption by the Corporation and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

            (iv) The terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

            (v) Whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes of any stock or any other series of any class of stock of the Corporation, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

            (vi) The extent, if any, to which the holders of shares of such series shall be entitled to vote with respect to the election of directors or otherwise;

            (vii) The restrictions, if any, on the issue or reissue of any additional Common Shares;

           (viii) The rights of the holders of the shares of such series upon the voluntary or involuntary liquidation, dissolution or winding up of the affairs of, or upon the distribution of the assets of, the Corporation; and

            (ix) Any other rights, preferences or limitations of the shares of such series consistent with the provisions hereof governing the Common Shares.

(3) Twelve million (12,000,000) Common Shares are designated as a series to be known "Common Stock". Subject to all of the rights of the Preferred Shares and the remaining Common Shares provided for by resolution or resolutions of the Board of Directors pursuant to this Article FOURTH or by the General Corporation Law of Delaware, the holders of Common Stock shall have full voting powers on all matters requiring stockholder action, each share of such Common Stock being entitled to one vote, and have equal rights of participation in the dividends an4 assets of the Corporation. The Directors may be resolution or resolutions, adopted pursuant to paragraph B(2) above, designate additional Common Shares as Common Stock. The Directors may specify in any such resolution that such designation or designations shall be irrevocable.

(C)   PREFERRED STOCK.

(1) The twenty (20,000,000) Preferred Shares may be issued from time to time in one or more series, the shares of each series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as are stated and expressed herein or in the resolution or resolutions providing for the issue of such series, adopted by the Board of Directors as hereinafter provided.

(2) Authority is hereby expressly granted to the Board of Directors of the Corporation, subject to the provisions of this Article FOURTH and to the limitations prescribed by the General Corporation Law of Delaware, to authorize the issue of one or more series of Preferred Shares, and with respect to each such series to fix by resolution or resolutions providing for the issue of such series the voting powers, full or limited, if any, of the shares of such series and the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, the determination or fixing of the following:

            (i)   The designation of such series;

            (ii) The dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the relationship which such dividends shall bear to the dividends payable on any other class or classes of stock or any other series of any class of stock of the Corporation, and whether such dividends shall be cumulative or non-cumulative;

            (iii) Whether the shares of such series shall be subject to redemption by the Corporation and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

            (iv) The terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

            (v) Whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes of any stock or any other series of any class of stock of the Corporation, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

            (vi) The extent, if any, to which the holders of shares of such series shall be entitled to vote with respect to the election of directors or otherwise;

            (vii) The restrictions, if any, on the issue or reissue of any additional Preferred Shares;

           (viii) The rights of the holders of the shares of such series upon the voluntary or involuntary liquidation, dissolution or winding up of the affairs of, or upon the distribution of the assets of, the Corporation; and

            (ix) Any other rights, preferences or limitations of the shares of such series consistent with the provisions hereof governing the Preferred Shares."

SECOND: That in lieu of a meeting and vote of stockholders, the holders of a majority of the issued and outstanding common stock of the Corporation have given written consent to said amendment in accordance with the provisions of section 228 of the General Corporation Law of the State of Delaware and written notice of the adoption of the amendment has been given as provided in said section 228 to every stockholder entitled to said notice.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of sections 242 and 228 of the General Corporation Law of the State of Delaware.

            IN WITNESS WHEREOF, Progenics Pharmaceuticals, Inc., has caused this Certificate of Amendment to be duly executed in its corporate name on this 17th day of July, 1989.


By:         /s/ Gerard M. Housey, Ph. D.
            ----------------------------
            Gerard M. Housey, Ph. D.
            President


ATTEST:     /s/ Terence C. Burnham
            ----------------------------
            Terence C. Burnham
            Secretary


STATE OF NEW YORK        )
                         )    SS
COUNTY OF WESTCHESTER    )

On the 17th day of July, 1989 personally appeared before me Gerard M. Housey and Terence C. Burnham, who, being by me duly sworn, declared that they are the President and Secretary, respectively, of Progenics Pharmaceuticals, Inc., a Delaware corporation, and that the within and foregoing Certificate of Amendment to the Certificate of Incorporation of Progenics Pharmaceuticals, Inc. was signed on behalf of said corporation by authority of a resolution of the Board of Directors and a resolution of the shareholders of Progenics Pharmaceuticals, Inc., and said persons duly acknowledged to me that said corporation executed the Certificate of Amendment to the Certificate of Incorporation, and verified that the matters set forth and the statements therein are true and correct.

/s/ DonnaMarie Neal
-------------------
   NOTARY PUBLIC

My Commission Expires: 3/30/90

        DonnaMarie Neal
Notary Public, State of New York
        No. 01-468288
    Qualified in Putnam County
Commission Expires March 20, 1990

                         PROGENICS PHARMACEUTICALS, INC.
                           CERTIFICATE OF DESIGNATION,
                             PREFERENCES AND RIGHTS
               PROVIDING FOR AN ISSUE OF COMMON SHARES DESIGNATED
                             "CLASS A COMMON STOCK"

            The undersigned, Gerard M. Housey, President of Progenics Pharmaceuticals, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware in accordance with section 151 thereof, does hereby certify:

            That pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation, as amended, the Board of Directors, at a meeting duly called and held adopted a resolution providing for the issuance of a Series of Common Shares, to be designated "Class A Common Stock", which resolution is as follows:

            RESOLVED:    That there is hereby established a series of Common
                         Shares designated "Class A Common Stock" having the following preferences, qualifications, privileges, limitations, restrictions, and other special or relative rights:

                              CLASS A COMMON STOCK

            1. Designation; Number of Shares.

            There is hereby established a series of Common Shares consisting of Five Million (5,000,000) shares of Common Shares and the designation of such series shall be "Class A Common Stock" (hereinafter "Class A Common Stock").

            2. Rights, Privileges and Preferences of the Class A Common Stock. For all purposes other than voting the holders of the Class A Common Stock as a class shall have the same rights, privileges and preferences as the holders of the Common Stock have as a class. Without limiting the foregoing:

                  (A) Dividends. The holders of Class A Common Stock shall be entitled to receive the same per share dividend at the same time and on the same terms as the holders of Common Stock.

                  (B) Distributions Upon Liquidation, Dissolution or Winding Up.
            In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, from the assets of the Corporation available for distribution to the holders of Common Shares the holders of Class A Common Stock shall be entitled to receive the same per share amount at the same time and on the same terms as the holders of Common Stock.

            3. Adjustment to Class A Common Stock Upon the Occurrence of Certain Events.

                  (A) Stock Dividends. If the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then contemporaneous with the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend or the effective date of such subdivision or split-up, as the case may be, a similar Class A Common Stock per share stock dividend, subdivision or split-up shall be effected with respect to the Class A Common Stock.

                  (B) Combination of Stock. If the number of shares of Common
            Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then contemporaneously with the effective date of such combination, a similar combination shall be effected with respect to the Class A Common Stock.

                  (C) Other Changes in Common Stock. Appropriate adjustments and distributions shall be made with respect to the Class A Common Stock as may be required so that at all times the Class A Common Stock and the Common Stock will have the same rights, privileges and preferences except for the voting right differences set forth below.

            4. Voting Rights.

                  (A) General. Except as may be otherwise required by law or the provisions of this Paragraph 4, the holders of Class A Common Stock shall have no voting rights.

                  (B) Actions Affecting the Class A Common Stock. Without the
            affirmative vote of at least a majority of the shares of Class A Common Stock at the time outstanding, the Corporation may not effect any change in the powers, preferences, privileges, rights, qualifications, limitations or restrictions of the Class A Common stock; provided, however, and without expanding the foregoing limited class voting rights, no such separate class vote shall be required of the Class A Common Stock in order to amend the certificate of Incorporation of the Corporation to authorize any new class of stock, whether such class is senior, on a parity with or junior to the Class A Common Stock in dividends, liquidation, voting rights or otherwise. Such consents shall either be given in writing or by vote at a meeting called for that purpose at which the holders of the Class A Common Stock shall vote as a class.

                  (C) Conversion of the Class A Common Stock. Any provision
            hereof the contrary notwithstanding, the Board of Directors of the Company without obtaining the consent or approval of the holders of Class A Common Stock may by Board action convert the Class A Common Stock into shares of Common Stock.

            5. Right of Conversion upon Merger or Consolidation. In case of any consolidation or merger of the Corporation with any other corporation (other than a consolidation or merger in which the Corporation is the continuing or surviving corporation and which does not result in any change in the outstanding Common Stock), or in case of any sale or transfer of all or substantially all the assets of the Corporation, or in case of a binding share exchange in which all the outstanding shares of the Common Stock are changed into cash, stock or other securities or property, then except for maintaining the voting rights differences between the Common Stock and the Class A Common Stock adequate provision shall be made by the Company so that the holders of the Class A Common Stock shall obtain the kind and amount of shares of stock or other securities or property or cash, as the case may be, which such holder would have been entitled to receive upon such consolidation, merger, sale or transfer or binding share exchange if he had held an equivalent number of shares of Common Stock.

            IN WITNESS WHEREOF, Progenics Pharmaceuticals, Inc., has caused this Certificate of Designation, Preferences and Rights to be duly executed in its corporate name on this 5 day of October, 1989.



By:         /s/ Gerard M. Housey
            ------------------------
            Gerard M. Housey, Ph.D.
            President

ATTEST:     /s/ Terence C. Burnham
            ------------------------
            Terence C. Burnham
            Secretary


STATE OF NEW YORK        )
                         )    SS.
COUNTY OF WESTCHESTER    )

On the 5 day of October, 1989 personally appeared before me Gerard M. Housey and Terence C. Burnham, who, being by me duly sworn, declared that they are the President and Secretary, respectively, of Progenics Pharmaceuticals, Inc., a Delaware corporation, and that the within and foregoing Certificate of

Designation, Preferences and Rights was signed on behalf of said corporation by authority of a resolution of the Board of Directors, and said persons duly acknowledged to me that said corporation executed the Certificate of Designation, Preferences and Rights and verified that the matters set forth and the statements therein are true and correct.


/s/ Mary C. Lanni
-----------------------
     NOTARY PUBLIC

My Commission Expires:
      [Notary Stamp]
       11/30/89

                         PROGENICS PHARMACEUTICALS, INC.
                           CERTIFICATE OF DESIGNATION,
                    PREFERENCES AND RIGHTS OF PREFERRED STOCK
              PROVIDING FOR AN ISSUE OF PREFERRED STOCK DESIGNATED
                           "PREFERRED STOCK, SERIES A"

            The undersigned, Gerard M. Housey, President of Progenics Pharmaceuticals, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware in accordance with section 151 thereof, does hereby certify:

            That pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation, as amended, the Board of Directors, at a meeting duly called and held adopted a resolution providing for the issuance of a Series of Preferred Stock, to be designated "Preferred Stock, Series A", which resolution is as follows:

            RESOLVED,  that there is hereby established a series of Preferred
                       Stock designated "Preferred Stock, Series A" having the following preferences, qualifications, privileges, limitations, restrictions, and other special or relative rights:

                            PREFERRED STOCK, SERIES A

      1. Designation; Number of Shares.

There is hereby established a series of Preferred Stock consisting of Four Million (4,000,000) shares of Preferred Stock and the designation of such series shall be "Preferred Stock, Series A" (hereinafter "Series A Preferred Stock").

      2. Certain Definitions. Unless the context otherwise requires, the terms defined in this paragraph 2 shall have, for all purposes of the provisions of the Series A Preferred Stock, the meanings herein specified:

           "Board of Directors" shall mean the Board of Directors of the Corporation.

           "Common Stock Equivalent" shall mean the number of shares of Common Stock which a holder of a share of Series A Preferred Stock would be entitled to receive at any given time upon conversion of such share of Series A Preferred Stock.

           "Issue Date" shall mean the date on which shares of Series A Preferred Stock are first issued.

           "Person" shall mean an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

           "Preferred Stock" shall mean the Series A Preferred Stock and any other class or series of preferred stock hereafter authorized by the Corporation.

      3. Dividends. As between the series consisting of the Series A Preferred Stock and the class consisting of Common Shares, the Series A Preferred Stock shall be entitled to receive from the amounts available for distribution as dividends to the group consisting of holders of Series A Preferred Stock and holders of Common Shares, when and as declared by the Board of Directors, dividends pro rata based on the sum of (a) the number of shares of Common Shares which are issued and outstanding on the dividend record date and (b) the number of Common Stock Equivalents on the dividend record date. Each holder of record of Series A Preferred Stock on a dividend record date shall be entitled to receive from the amount so available to the series consisting of the Series A Preferred Stock, dividends pro rata based on the number of Common Stock Equivalents on such dividend record date. Each series of Common Shares shall be entitled to receive from the amount so available to the class consisting of Common Shares, dividends in accordance with the relative preferences which may from time to time be established among series of the Common Shares; provided that within any series the holders of record of such series shall receive from the amount available to such series dividends pro rata to the number of Common Shares of such series held of record by such holder on the dividend record date.

      4. Distributions Upon Liquidation, Dissolution or Winding Up.

           (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, from the assets of the Corporation available for distribution to the holders of Series A Preferred Stock and Common Stock (the "Distributable Amount"), the holders of Common Stock shall receive the Common Stock Capital Percentage and the holders of Series A Preferred Stock shall receive the Series A Capital Percentage of any distributions of the Distributable Amount. The Distributable Amount shall be so allocated until the aggregate amount per share of such distributions (together with all other distributions and dividends and subject to adjustment for stock dividends, splits, combinations, etc.) received by the holders of (a) the Common Stock shall equal the Common Stock Invested Capital and (b) the Series A Preferred stock shall equal the Series A Invested Capital. Thereafter the holders of Common Stock and the holders of Series A Preferred Stock shall receive distributions of the Distributable Amount pro rata to the number of shares of Common Stock and the number of Common Stock Equivalents held by such holders on the record date for such distributions. Distributions made to the class consisting of holders of Common Stock or to the class consisting of Series A Preferred Stock shall be made pro rata to members of each class based on the number of shares of Common Stock or Series A Preferred Stock held of record by each such holder as of the record date for such distribution.

           (b) The term "Common Stock Invested Capital" shall equal
$1,095,000.00.

           The term "Series A Invested Capital" shall mean at any time the sum of the aggregate amount of cash received by the Corporation (x) upon the original issuance of all then outstanding shares of Series A Preferred Stock other than shares sold or transferred from treasury stock and (y) in the case of outstanding shares which were sold or transferred from treasury stock the aggregate amount received by the Corporation in respect of such transfer.

           The term "Common Stock Capital Percentage" shall mean at any time the fraction (expressed as a percentage) obtained by dividing (a) the Common Stock Invested Capital by (b) the sum of (x) the Common Stock Invested Capital and (y) the Series A Invested Capital.

           The term "Series A Capital Percentage" shall mean at any time the fraction (expressed as a percentage) obtained by dividing (a) the Series A Invested Capital by (b) the sum of (x) the Common Stock Invested Capital and (y) the Series A Invested Capital.

      5. Conversion Right. The Series A Preferred Stock shall be convertible into Common Stock as follows:

           (a) Optional Conversion. Subject to and upon compliance with the provisions of this paragraph 5, the holder of any shares of Series A Preferred Stock shall have the right at such holder's option, at any time or from time to time, to convert any of such shares of Series A Preferred Stock into fully paid and nonassessable shares of Common Stock at the Conversion Price (as hereinafter defined) upon the terms hereinafter set forth.

           (b) Automatic Conversion. Each outstanding share of Series A Preferred Stock shall automatically be converted, without any further act of the Corporation or its shareholders, into fully paid and nonassessable shares of Common Stock at the Conversion Price then in effect on the earlier to occur of
(a) the closing of a public offering by the Corporation pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offering and sale of any shares of any series of Common Shares by the Corporation for the account of the Corporation in which the aggregate gross proceeds (before deduction of any underwriting discount, commission or expense) received by the Corporation equal or exceed $5,000,000, and (b) the date as of which there shall have been converted under subparagraph 5(a) a cumulative aggregate number of shares of Series A Preferred Stock as follows: (x) prior to August 31, 1989, 600,001 shares of Series A Preferred Stock, (y) from and after August 31, 1989 and prior to October 1, 1990, a number of shares equal to a majority of the issued and outstanding shares of Series A Preferred Stock as of August 31, 1989, and (z) from and after October 1, 1990, a number of shares equal to a majority of the issued and outstanding shares of Series A Preferred Stock as of October 1, 1990.

           (c) Conversion Price. Each share of Series A Preferred Stock shall be converted into the number of shares of Common Stock as is determined by dividing
(i) the Original Issue Price of such share of Series A Preferred Stock by (ii) the Conversion Price in effect on the Conversion Date. The Conversion Price at which shares of Common Stock shall initially be issuable upon conversion of shares of Series A Preferred Stock shall be $2.50. The Conversion Price shall be subject to adjustment as set forth in subparagraph 5(f). No payment or adjustment shall be made for any dividends on the Common Stock issuable upon such conversion.

           (d) Mechanics of Conversion. Upon the occurrence of the event specified in subparagraph 5(b), the outstanding shares of Series A Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue to any such holder certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing such shares of Series A Preferred Stock are delivered to the Corporation or any transfer agent of the Corporation. The holder of any shares of Series A Preferred Stock may exercise the conversion right specified in subparagraph 5(a) as to all or a minimum of 1,000 shares of Series A Preferred Stock held by him by surrendering to the Corporation or any transfer agent of the Corporation the certificate or certificates for the shares of Series A Preferred Stock to be converted, accompanied by written notice stating that the holder elects to convert all or a specified portion of the shares of Series A Preferred Stock represented thereby. Conversion shall be deemed to have been effected (i) in the case of an automatic conversion pursuant to subparagraph 5(b), on the date of the occurrence of the event specified in subparagraph 5(b) or (ii) in any other case, on the date when delivery of notice of any election to convert and the certificates for shares is made (each such date described in clause (i) or clause (ii) above being referred to herein as the "Conversion Date"). Subject to the provisions of clause (vii) of subparagraph 5(f), as promptly as practicable thereafter (and after surrender of the certificate or certificates representing shares of Series A Preferred Stock to the Corporation or any transfer agent of the Corporation in the case of conversions pursuant to subparagraph 5(b)) the Corporation shall issue and deliver to, or upon the written order of, such holder a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and a check or cash with respect to any fractional interest in a share of Common Stock as provided in subparagraph 5(e). Subject to the provisions of clause (vii) of subparagraph 5(f), the Person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a holder of record of such Common Stock on the applicable Conversion Date. Upon conversion of only a portion of the number of shares of Series A Preferred Stock covered by a certificate representing shares of Series A Preferred Stock surrendered for conversion (in the case of conversion pursuant to subparagraph 5(a)), the Corporation shall issue and deliver to, or upon the written order of, the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series A Preferred Stock representing the unconverted portion of the certificate so surrendered.

           (e) Fractional Shares. No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Series A Preferred Stock. If more than one share of Series A Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series A Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the then Current Market Price (as hereinafter defined).

           (f) Conversion Price Adjustments. The Conversion Price and number of shares of Common Stock deliverable upon conversion of the shares of Series A Preferred Stock shall be subject to adjustment from time to time as follows:

            (i) Issuances of Capital Stock. If, at any time after the Issue Date, the Corporation shall issue (or be deemed to have issued pursuant to subclause (C) below) any capital stock (whether Common Stock, any series of Common Shares or any other series of Preferred Stock) other than Excluded Stock (as hereinafter defined) (such stock other than Excluded Stock being hereinafter referred to as "Capital Stock") for a consideration per share less than the Conversion Price applicable immediately prior to such issuance, the Conversion Price in effect immediately prior to such issuance shall immediately (except as provided below) be reduced to a price determined by dividing (a) the sum of (i) the number of shares of Capital Stock outstanding immediately prior to such issue, multiplied by the Conversion Price in effect immediately prior to such issue, plus (ii) the consideration, if any, received by the Corporation upon such issue, by (b) the number of shares of Capital Stock outstanding immediately after such issue.

            For the purpose of any adjustment of the Conversion Price pursuant to this clause (i) of this subparagraph 5(f), the following provisions shall be applicable:

            (A) Cash. In the case of the issuance of Capital Stock for cash, the amount of the consideration received by the Corporation shall be deemed to be the aggregate cash proceeds received by the Corporation for such Capital Stock before deducting therefrom any reasonable discounts, commissions, taxes or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

            (B) Consideration Other than Cash. In the case of the issuance of Capital Stock (otherwise than upon the conversion of shares of capital stock or other securities of the Corporation) for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair market value thereof as determined by the Board of Directors in good faith, irrespective of any accounting treatment; provided, however, that such fair market value as determined by the Board of Directors shall not exceed the aggregate Current Market Price of the shares of Capital Stock being issued in exchange therefor as of the date the Board of Directors authorizes the issuance of such shares.

            (C) Options and Convertible Securities. In the case of the issuance at any time after the Issue Date of (i) options, warrants or other rights to purchase or acquire Capital Stock (,whether or not at the time exercisable), (ii) securities by their terms convertible into or exchangeable for Capital Stock (whether or not at the time so convertible or exercisable) or (iii) options, warrants or rights to purchase such convertible or exchangeable securities (whether or not at the time exercisable):

            (I) the aggregate maximum number of shares of Capital Stock deliverable upon exercise of such options, warrants or other rights to purchase or acquire Capital Stock shall be deemed to have been issued at the time such options, warrants or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subclauses (A) and (B) above), if any, received by the Corporation upon the issuance of such options, warrants or rights plus the minimum purchase price provided in such options1 warrants or rights for the Capital Stock covered thereby (the amount of the purchase price in each case to be determined in the manner provided in subclauses (A) and
      (B) above);

            (II) the aggregate maximum number of shares of Capital Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options, warrants or other rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options, warrants or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options, warrants or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities and the exercise of any related options, warrants or rights

      (the consideration in each case to be determined in the manner provided in subclauses (A) and (B) above);

            (III) on any change in the number of shares of Capital Stock deliverable upon exercise of any such options, warrants or rights or conversion of or exchange for such convertible or exchangeable securities or any change in the consideration to be received by the Corporation upon such exercise, conversion or exchange, (other than under or by reason of provisions designed to protect against dilution), the Conversion Price as then in effect shall forthwith be readjusted to such Conversion Price as would have been obtained had an adjustment been made upon the issuance of such options, warrants or rights, or securities on the basis of such change; provided, however, there shall be no adjustment pursuant to this clause (III) to the extent that any of such options, warrants, rights or securities shall have been exercised, converted or exchanged, as the case may be, prior to such change;

            (IV) on the expiration or cancellation of one or more of such options, warrants or rights, or the termination of the right to convert or exchange one or more of such convertible or exchangeable securities, if the Conversion Price shall have been adjusted upon the issuance thereof and any of such options, warrants, rights or securities shall not have been exercised, converted or exchanged, as the case may be, prior to such expiration or cancellation, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had an adjustment been made upon only the issuance of such options, warrants, rights or securities on the basis of the issuance of only the number of shares of Capital Stock that would actually have been issued upon the exercise of such options, warrants or rights, or upon the conversion or exchange of such securities; and

            (V) if the Conversion Price has been adjusted upon the issuance of any such options, warrants, rights or convertible or exchangeable securities, no further adjustment of the Conversion Price shall be made for the actual issuance of Capital Stock upon the exercise, conversion or exchange thereof; provided, however, that, except as provided in clause IV of subparagraph 5(f)(i)(C), no increase in the Conversion Price shall be made pursuant to this clause (C).

            (ii) Excluded Stock. "Excluded Stock" shall mean: (1) shares of Common Stock, any other series of Common Shares or any series of Preferred Stock to be issued pursuant to the 1989 Stock Option Plan of the Corporation or any other stock options or warrants granted or sold to employees, consultants, advisors or directors of the Corporation relating to the provision of services to the Corporation; (2) the options and warrants described in (1); (3) shares of Common Stock, any other series of Common Shares or any series of Preferred Stock issued under provisions of the Certificate of Incorporation as from time to time in effect or by virtue of agreements designed to protect against dilution; and (4) shares of Common Stock issued or reserved for issuance by the Corporation upon conversion of any series of Preferred Shares.

            (iii) Stock Dividends. If the number of shares of Common Stock outstanding at any time after the Issue Date is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then immediately after the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend or the effective date of such subdivision or split-up, as the case may be, the Conversion Price shall be appropriately reduced so that the holder of any shares of Series A Preferred Stock thereafter converted shall be entitled to receive the number of shares of Common Stock which such holder would have owned immediately following such action had such shares of Series A Preferred Stock been converted immediately prior thereto.

            (iv) Combination of Stock. If the number of shares of Common Stock outstanding at any time after the Issue Date is decreased by a combination of the outstanding shares of Common Stock, then immediately after the effective date of such combination, the Conversion Price shall be appropriately increased so that the holder of any shares of Series A Preferred Stock thereafter converted shall be entitled to receive the number of shares of Common Stock which such holder would have owned immediately following such action had such shares of Series A Preferred Stock been converted immediately prior thereto.

            (v) Reclassification. In the event of a reclassification of the Common Stock, each share of Series A Preferred Stock shall, after such reclassification, be convertible into the number and type of shares of capital stock or other securities to which the Common Stock issuable (at the time of such reclassification) upon conversion of such shares of Series A Preferred Stock would have been entitled upon such reclassification; and, in such event, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of Series A Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities thereafter deliverable upon the conversion of Series A Preferred Stock. The subdivision or combination of Common Stock issuable upon conversion of Series A Preferred Stock at any time outstanding into a greater or lesser number of shares of Common Stock (whether with or without par value) shall not be deemed to be a reclassification of the Common Stock of the Corporation for the purposes of this clause (v).

            (vi) Rounding of Calculations; Minimum Adjustment. All calculations under this subparagraph (f) shall be made to the nearest cent or to the nearest one one-hundredth (1/100th) of a share, as the case may be. Any provision of this paragraph 5 to the contrary notwithstanding, no adjustment to the Conversion Price shall be made if the amount of such adjustment would be less than $.01, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $.01 or more.

            (vii) Timing of Issuance of Additional Common Stock upon Certain Adjustments. In any case in which the provisions of this subparagraph (f) shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (1) issuing to the holder of any share of Series A Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such conversion before giving effect to such adjustment and (2) paying to such holder any amount of cash in lieu of a fractional share of Common Stock pursuant to subparagraph (e) of this paragraph 5; provided, however, that the Corporation upon request shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

            (viii) Prohibition of Action Resulting in Minimum

      Conversion Price. The Corporation shall not take any action of the kind covered by this subparagraph 5(f) which would cause the Conversion Price to fall below the greater of $.01 and the par value of the Common Stock.

           (g) Current Market Price. The Current Market Price at any date shall mean the price per share of Capital Stock on such date determined by the Board of Directors as provided below. The Current Market Price shall be the average of the daily closing price per share of such Capital Stock for thirty (30) consecutive business days ending no more than fifteen (15) business days before the day in question (as adjusted for any stock dividend, split, combination or reclassification that took effect during such 30-day period). The closing price for each day shall be the last reported sales price regular way or, in the case no such reported sales take place on such day, the average of the last reported bid and asked prices regular way, in either case, on the principal national securities exchange on which such Capital Stock is listed or admitted to trading, unless such principal national securities exchange is a regional securities exchange and such Capital Stock is also quoted on the National Association of Securities Dealers Automated Quotation System (the "NASDAQ System"), or if not listed or admitted to trading on a national securities exchange or if such principal securities exchange is a regional securities exchange and such Capital Stock is also quoted on the NASDAQ System, the average of the highest bid and the lowest asked prices quoted on the NASDAQ system or, if not so quoted, as reported by the National Quotation Bureau, Inc.; provided, however, that if such Capital Stock is not traded in such manner that any of the quotations referred to above is available for the period required hereunder, the Current Market Price per share of such Capital Stock shall be deemed to be the fair market value as determined by the Board of Directors in good faith, irrespective of any accounting treatment.

           (h) Statement Regarding Adjustments. Whenever the Conversion Price shall be adjusted as provided in subparagraph 5(f), the Corporation shall forthwith file, at the office of any transfer agent for the Series A Preferred Stock and at the principal office of the Corporation, a statement showing in detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment, and the Corporation shall also cause a copy of such statement to be sent by mail, first-class postage prepaid, to each holder of Series A Preferred Stock at its address appearing on the Corporation's records. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of subparagraph 5(i).

           (i) Notice to Holders. In the event the Corporation shall propose to take any action of the type described in clause (i) (but only if the action of the type described in clause (i) would result in an adjustment in the Conversion Price), (iii), (iv) or (v) of subparagraph 5(f), the Corporation shall give notice to each holder of shares of Series A Preferred Stock, in the manner set forth in subparagraph 5(h), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such action shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of Series A Preferred Stock. In the case of any such action which would require the fixing of a record date, such notice shall be given at least twenty (20) calendar days prior to the date so fixed, and in the case of all other action, such notice shall be given at least thirty
(30) calendar days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

           (j) Treasury Stock. For the purposes of this paragraph 5, the sale or other disposition (other than sales or dispositions to employees, consultants, advisors or directors of the Corporation in connection with the provision of services to the Corporation) of any capital stock of the Corporation theretofore held in its treasury shall be deemed to be an issuance thereof.

           (k) Costs. The Corporation shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock of the Corporation upon conversion of any shares of Series A Preferred Stock; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Series A Preferred, Stock in respect of which such shares are being issued.

           (l) Reservation of Shares. The Corporation shall reserve at all times so long as any shares of Series A Preferred Stock remain outstanding out of its treasury stock or its authorized but unissued shares of Common Stock, or both, solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding shares of Series A Preferred Stock.

           (m) Approvals. If any shares of Common Stock to be reserved for the purpose of conversion of shares of Series A Preferred Stock require registration with or approval of any governmental authority under any Federal or state law before such shares may be validly issued or delivered upon conversion, then the Corporation will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be. If, and so long as, any Common Stock into which the shares of Series1 A Preferred Stock are then convertible is listed in any national securities exchange, the Corporation will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of such Common Stock issuable upon conversion.

           (n) Valid Issuance. All shares of Common Stock which may be issued upon conversion of the shares of Series A Preferred Stock will upon issuance by the Corporation be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof and the Corporation shall take no action which will cause a contrary result (including, without limitation, any action which would cause the Conversion Price to be less than the par value, if any, of the Common Stock).

      6. Voting Rights.

           (a) General. Except as may be otherwise required by law or by the provisions of this paragraph 6, the holders of Series A Preferred Stock shall vote together with the holders of Common Stock as a single class on every matter coming before any meeting of the shareholders or otherwise to be acted upon by the shareholders. At every meeting of the shareholders of the Corporation, every holder of Series A Preferred Stock shall be entitled, for each such share standing in its name on the transfer books of the Corporation, to a number of votes equal to the number of votes which could be cast by such holder if it held the Common Stock Equivalent of such share of Series A Preferred Stock on the record date for such vote.

           (b) Changes to Series A Preferred Stock. Without the affirmative vote of at least a majority of the shares of Series A Preferred Stock at the time outstanding, the Corporation may not effect any change in the powers, preferences, privileges, rights, qualifications, limitations or restrictions of the Series A Preferred Stock; provided, however, and without expanding the foregoing limited class voting rights, except as provided in subparagraph (c) below, no such separate class vote shall be required of the Series A Preferred Stock in order to amend the Certificate of Incorporation of the Corporation to authorize any new class of stock, whether such class is senior, on a parity with or junior to the Series A Preferred Stock in dividends, liquidation, voting rights or otherwise. Such consents shall either be given in writing or by vote at a meeting called for that purpose at which the holders of the Series A Preferred Stock shall vote as a class.

           (c) Special Series A Voting Rights. A separate affirmative vote of at least a majority of the shares of Series A Preferred stock outstanding shall be required for any additional series of Common Shares or Preferred Stock to be issued if:

            (i) Such series has senior rights to the Series A Preferred Stock upon any liquidation, dissolution or winding up of the Corporation, or

            (ii) (A) Such series has equivalent rights to the Series A Preferred Stock upon any liquidation, dissolution or winding up of the Corporation, and

                 (B) The aggregate amount received by the Corporation in respect of the issuance or sale of shares of Capital Stock having equivalent rights to the Series A Preferred Stock upon any liquidation, dissolution or winding up of the Corporation from and after the Issue Date (exclusive of capital invested upon issuance of not in excess of 2,400,000 shares the Series A Preferred Stock) through and inclusive of the additional series of Common Shares or Preferred Stock proposed to be issued exceeds $10,000,000.

            (d) Special Redemption Rights. If in any case of a separate class vote of the Series A Preferred Stock is required under clause (i) or (ii) of subparagraph (c) above a majority of the outstanding shares of the Series A Preferred Stock are not voted in favor of such issuance of stock, but the holders of majority of the then issued and outstanding Common Stock voting as a separate class vote in favor of such issuance then the Corporation shall have the right to redeem all but not less than all of the outstanding shares of Series A Preferred Stock at the following per share price (subject to adjustment for stock dividends, splits, combinations, etc.) (the "Redemption Price"):

     If Redemption Date occurs:
     on or after                      and prior to       Redemption Price
     --------------------------       ------------       ----------------
     July 1, 1989                     June 30, 1990           $2.75

     July 1, 1990                     June 30, 1991           $2.97
     July 1, 1991                     June 30, 1992           $3.21
     July 1, 1992                     June 30, 1993           $3.46
     after July 1, 1993               ----                    $3.74

           The Corporation's redemption right may be exercised at any time within 12 months after the record date for the special class vote provided in clause (i) or (ii) of subparagraph (c) by giving written notice to the holder of record of each share of Series A Preferred Stock at least 30 days prior to the date on which the redemption is to occur ("Redemption Date"). On the Redemption Date the Corporation shall tender the Redemption Price to each record holder of Series A Preferred Stock against delivery of stock certificates for the Series A Preferred Stock being redeemed; provided that until the close of business on the day immediately preceding the Redemption Date each holder of Series A Preferred Stock shall be entitled to convert such stock to Common Stock pursuant to the terms hereof.

           Notwithstanding the provision of subparagraph (c) in order to permit the Corporation to issue securities to provide in whole or in part funds to redeem the Series A Preferred Stock as contemplated hereby, the Certificate of Incorporation may be amended and/or additional series of Common Shares or Preferred Stock may be issued solely upon the requisite of other series and classes of Common Shares and Preferred Stock (other than the Series A Preferred Stock) provided the Corporation uses all or a portion of the proceeds to redeem all outstanding Series A Preferred Stock.

      7. Right of Conversion upon Merger or Consolidation. In case of any consolidation or merger of the Corporation with any other corporation (other than a consolidation or merger in which the Corporation is the continuing or surviving corporation and which does not result in any change in the outstanding Common Stock), or in case of any sale or transfer of all or substantially all the assets of the Corporation, or in case of a binding share exchange in which all the outstanding shares of the Common Stock are changed into cash, stock or other securities or property, the holder of each share of the Series A Preferred Stock shall at any time after such consolidation, merger, sale or transfer or binding share exchange have the right to convert such share of Series A Preferred Stock into the kind and amount of shares of stock or other securities or property or cash, as the case may be, which such holder would have been entitled to receive upon such consolidation, merger, sale or transfer or binding share exchange if he had held the Common Stock issuable upon the conversion of such share of Series A Preferred Stock immediately prior to such consolidation, merger, sale or transfer or binding share exchange.

      8. Retirement of Shares. Shares of Series A Preferred Stock which have been issued and have been redeemed, converted, repurchased or reacquired in any manner by the Corporation shall be canceled and shall not be reissued.

      9. Certain Rights of Participation in Stock Issuances. In the event that the Corporation shall issue any equity securities or securities exercisable for or convertible into equity securities of the Corporation (hereinafter "Equity Securities"), each holder of shares of Series A Preferred Stock shall have the right to purchase such amount of such Equity Securities which will enable such holder to retain the percentage ownership interest (in terms of Common Stock or Common Stock Equivalents) in the Corporation which such holder had immediately prior to such issuance of Equity Securities. No later than twenty (20) days after the issuance of any Equity Securities the Corporation shall give each record holder of Series A Preferred Stock written notice (the "Notice") of the issuance or proposed issuance of such Equity Securities and shall offer to sell to each such holder the amount of Equity Securities described in the preceding sentence on the same terms and conditions which such Equity Securities were or are proposed to be issued. Each such holder shall have a period of twenty (20) days after the date of the Notice to purchase such amount of Equity Securities on such terms and conditions. The rights of participation provided in this paragraph shall not apply to Equity Securities issued under the provisions of this paragraph, upon conversion or exercise of any Equity Securities, as a stock dividend or upon any subdivision of any Equity Securities, in consideration in whole or in part for the acquisition (whether by merger or otherwise) by the Corporation or any of its subsidiaries of all or substantially all of the stock or assets of any other entity, in connection with any transaction (e.g. a joint venture, technology licensing, distribution or other arrangement) With respect to which the Board of Directors has made a good faith determination that the primary purpose of such transaction is the advancement of the business interests of the Corporation as opposed to the raising of funds, pursuant to a firm commitment underwritten public offering, pursuant to the grant of options or warrants to and the exercise of the same to purchase Equity Securities by employees, consultants, advisors or directors of the Corporation relating to the providing of services to the Corporation or the issuance of treasury shares acquired from employees, consultants, advisors or directors, upon the exercise of any right which was not itself in violation of the terms of this paragraph, or the issuance of securities pursuant to anti-dilution, pre-emptive, participation or similar rights granted herein or by contract. The rights of the holders of Series A Preferred Stock under this paragraph may be waived by a vote or consent of persons holding a majority of the Common Stock Equivalents at the time represented by the issued and outstanding shares of Series A Preferred Stock.

            IN WITNESS WHEREOF, Progenics Pharmaceuticals, Inc., has caused this Certificate of Amendment to be duly executed in its corporate name on this 17th day of July, 1989.


By:         /s/ Gerard M. Housey, Ph. D.
            ----------------------------
            Gerard M. Housey, Ph. D.
            President


ATTEST:     /s/ Terence C. Burnham
            ----------------------------
            Terence C. Burnham
            Secretary


STATE OF NEW YORK        )
                         )    SS
COUNTY OF WESTCHESTER    )

On the 17th day of July, 1989 personally appeared before me Gerard M. Housey and Terence C. Burnham, who, being by me duly sworn, declared that they are the President and Secretary, respectively, of Progenics Pharmaceuticals, Inc., a Delaware corporation, and that the within and foregoing Certificate of Amendment to the Certificate of Incorporation of Progenics Pharmaceuticals, Inc. was signed on behalf of said corporation by authority of a resolution of the Board of Directors and a resolution of the shareholders of Progenics Pharmaceuticals, Inc., and said persons duly acknowledged to me that said corporation executed the Certificate of Amendment to the Certificate of Incorporation, and verified that the matters set forth and the statements therein are true and correct.

/s/ DonnaMarie Neal
-------------------
   NOTARY PUBLIC

My Commission Expires: 3/30/90




        DonnaMarie Neal
Notary Public, State of New York
        No. 01-468288
    Qualified in Putnam County
Commission Expires March 20, 1990

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION


                                   * * * * * *




     Progenics Pharmaceuticals, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

DOES HEREBY CERTIFY

     FIRST: That at a meeting of the Board of Directors of the Corporation, a resolution was duly adopted proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:

               RESOLVED: That, in the judgment of the Board of Directors of this Corporation, it is deemed advisable to amend the Certificate of Incorporation of the Corporation, as amended, by changing the Article thereof numbered "Fourth" so that, as amended, said Article shall be and read as follows:

     "FOURTH:

(A) TOTAL NUMBER OF SHARES OF STOCK. The total number of shares of stock of all classes that the Corporation shall have authority to issue is sixty million (60,000,000) shares. The authorized capital stock is divided into twenty million (20,000,000) Preferred Shares of the par value of $.00l each and forty million (40,000,000) Common Shares of the par value of $.00l each.

(B)  COMMON SHARES.

(1) The forty million (40,000,000) Common Shares may be issued from time to time in one or more series, the shares of each series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as are stated and expressed herein or in the resolution or resolutions providing for the issue of such series, adopted by the Board of Directors as hereinafter provided; provided, however, that no series of Common Shares other than "Common Stock", as described in paragraph B(3) below, shall be designated or, if previously designated, no shares of such series shall be issued if, at the time of such designation or issuance, the designation or issuance of such shares would violate the rules or regulations of the United States Securities and Exchange Commission or of the trading market or markets on which the Corporation's shares are traded.

(2) Authority is hereby expressly granted to the Board of Directors of the Corporation, subject to the provisions of this Article FOURTH and to the limitations prescribed by the General Corporation Law of Delaware, to authorize the issue of one or more series of Common Shares, and with respect to each such series to fix by resolution or resolutions providing for the issue of such series the voting powers, full or limited, if any, of the shares of such series and the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, the determination or fixing of the following:

     (a)  The designation of such series;

     (b) The dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the relationship which such dividends shall bear to the dividends payable on any other class or classes of stock or any other series of any class of stock of the Corporation, and whether such dividends shall be cumulative or non-cumulative;

     (c) Whether the shares of such series shall be subject to redemption by the Corporation and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

     (d) The terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

     (e) Whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes of any stock or any other series of any class of stock of the Corporation, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

     (f) The extent, if any, to which the holders of shares of such series shall be entitled to vote with respect to the election of directors or otherwise;

     (g) The restrictions, if any, on the issue or reissue of any additional Common Shares;

     (h) The rights of the holders of the shares of such series upon the voluntary or involuntary liquidation, dissolution or winding up of the affairs of, or upon the distribution of the assets of, the Corporation; and

     (i) Any other rights, preferences or limitations of the shares of such series consistent with the provisions hereof governing the Common Shares.

(3) Twelve million (12,000,000) Common Shares are designated as a series to be known "Common Stock". Subject to all of the rights of the Preferred Shares and the remaining Common Shares provided for by resolution or resolutions of the Board of Directors pursuant to this Article FOURTH or by the General Corporation Law of Delaware, the holders of Common Stock shall have full voting powers on all matters requiring stockholder action, each share of such Common Stock being entitled to one vote, and have equal rights of participation in the dividends and assets of the Corporation. The Directors may be resolution or resolutions, adopted pursuant to paragraph B(2) above, designate additional Common Shares as Common Stock. The Directors may specify in any such resolution that such designation or designations shall be irrevocable.

(C)  PREFERRED SHARES

(1)  Authorized Preferred Shares.

     The Twenty Million (20,000,000) Preferred Shares shall consist of Four Million (4,000,000) shares of Series A Preferred Stock, Two Million Five Hundred Thousand (2,500,000) shares of Series B Preferred Stock and Thirteen Million Five Hundred Thousand (13,500,000) shares which may be issued in one or more series as described in subparagraph 10 hereof.

(2)  Certain Definitions.

          Unless the context otherwise requires, the terms defined in this paragraph shall have, for all purposes hereof, the following meanings:

          "Applicable Series Issue Date" shall mean for any series of Preferred Shares the date on which shares of such series are first issued.

          "Board of Directors" shall mean the Board of Directors of the Corporation.

          "Common Stock Equivalent" shall mean at any time the number of shares of Common Stock (including fractions of a share) into which a share of Preferred Stock could be converted at such time.

          "Junior Stock" shall mean any series of Common Shares, and any other class or series of capital stock of the Corporation ranking junior to the Preferred Stock either as to rights on Liquidation or as to dividends or distributions.

          "Liquidation" shall mean any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

          "Person" shall mean an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

          "Preferred Stock" shall mean the Series A Preferred Stock, the Series B Preferred Stock and any other series of Preferred Shares which are specifically designated as Preferred Stock with the Series A Preferred Stock and the Series B Preferred Stock.

          "Series A Preferred Stock" shall mean the Series A Preferred Stock, par value $.00l per share, of the Corporation.

          "Series B Preferred Stock" shall mean the Series B Preferred Stock, par value $.00l per share, of the Corporation.

(3)  Dividends.

     No dividends may be declared on or paid to any series of Common Shares, Junior Stock or Preferred Stock except as part of a declaration or payment of dividends to a group consisting of the Preferred Stock and one or more series Common Shares or Junior Stock. As between the class consisting of the Preferred Stock and the class consisting of one or more series of Common Shares or Junior Stock, dividends shall be allocated between such classes pro rata based on the sum of (a) the number of shares of such series of Common Shares or Junior Stock which are issued and outstanding on the dividend record date and (b) the number of Common Stock Equivalents with respect to the Preferred Stock on the dividend record date. No dividends shall be paid to the Preferred Stock except as part of a dividend paid to the group consisting of Series A Preferred Stock and Series B Preferred Stock and holders of record of the Series A Preferred Stock and the Series B Preferred Stock shall receive from the amount available to such group dividends pro rata to the number of Common Stock Equivalents with respect to the Series A Preferred Stock and the Series B Preferred Stock held of record by such holder on the dividend record date. Each series of Common Shares or Junior Stock as to which a dividend has been declared shall be entitled to receive from the amount so available to the class consisting of such series of Common Shares and Junior Stock, dividends in accordance with the relative preferences which may from time to time be established among series of the Common Shares and Junior Stock; provided that within any series of Common Shares holders of record of such series shall receive from the amount available to such series dividends pro rata to the number of Common Shares of such series held of record by such holder on the dividend record date.

(4)  Distributions Upon Liquidation, Dissolution or Winding Up.

     In the event of any Liquidation, no distributions may be made with respect to any series of Common Shares, Junior Stock or Preferred Stock except as a part of a distribution to a group consisting of the Preferred Stock and one or more series of Common Shares or Junior Stock. From the assets of the Corporation available for distribution to the holders of Preferred Stock and one or more series of Common Shares or Junior Stock (the "Distributable Amount"), the holders of Common Shares or Junior Stock shall receive the Junior Stock Capital Percentage, the holder of Series A Preferred Stock shall receive the Series A Capital Percentage and the holders of Series B Preferred Stock shall receive the Series B Capital Percentage of any distributions of the Distributable Amount. The Distributable Amount shall be so allocated until the aggregate amount per share of such distributions (together with all other distributions and dividends and subject to adjustment for stock dividends, splits, combinations, etc.) received by the holders of (i) the Common Stock and Junior Stock shall equal the Junior Stock Invested Capital, (ii) the Series A Preferred Stock shall equal the Series A Invested Capital and (iii) the Series B Preferred Stock shall equal the Series B Invested Capital. Thereafter the holders of such series of Common Shares and Junior Stock and the holders of Preferred Stock shall receive distributions of the Distributable Amount pro rata to the number of shares of Common Stock, Junior Stock and the number of Common Stock Equivalents with respect to the Preferred Stock held by such holders on the record date for such distributions. Distributions made to the class consisting of holders of such series of Common Shares shall be made pro rata to the number of shares of such series of Common Shares held of record by each such holder as of the record date for such distribution. Distributions made to the class consisting of holders of such Junior Stock shall be made pro rata to the number of shares of such Junior Stock held of record by each such holder as of the record date for such distribution.
     Distributions made to the class consisting of holders of Preferred Stock shall be made pro rata to the Common Stock Equivalents with respect to the shares of Preferred Stock held of record by each such holder as of the record date for such distribution.

          The term "Junior Stock Invested Capital" shall equal $1,095,000.00.

          The term "Series A Invested Capital" shall mean at any time the sum of the aggregate amount of cash received by the Corporation (x) upon the original issuance of all then outstanding shares of Series A Preferred Stock other than shares sold or transferred from treasury stock and (y) in the case of outstanding shares which were sold or transferred from treasury stock the aggregate amount received by the Corporation in respect of such transfer.

          The term "Series B Invested Capital" shall mean at any time the sum of the aggregate amount of cash received by the Corporation (x) upon the original issuance of all then outstanding shares of Series B Preferred Stock other than shares sold or transferred from treasury stock and (y) in the case of outstanding shares which were sold or transferred from treasury stock the aggregate amount received by the Corporation in respect of such transfer.

          The term "Total Invested Capital" shall mean at any time the sum of
     (a) the Junior Stock Invested Capital, (b) the Series A Invested Capital and (c) the Series B Invested Capital.

          The term "Junior Stock Capital Percentage" shall mean at any time the fraction (expressed as a percentage) obtained by dividing (a) the Junior Stock Invested Capital by (b) the Total Invested Capital.

          The term "Series A Capital Percentage" shall mean at any time the fraction (expressed as a percentage) obtained by dividing (a) the Series A Invested Capital by (b) the Total Invested Capital.

          The term "Series B Capital Percentage" shall mean at any time the fraction (expressed as a percentage) obtained by dividing (a) the Series B Invested Capital by (b) the Total Invested Capital.

(5)  Conversion Rights.

     The holders of Preferred Stock shall have the following conversion rights:

          (a) Optional Conversion. Subject to and upon compliance with the provisions of this paragraph 5, the holder of any share or shares of Preferred Stock shall have the right at such holder's option, at any time or from time to time, to convert any of such shares of preferred Stock (except that upon any Liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable on the preferred Stock) into such number of fully paid and nonassessable shares of Common Stock as is obtained by (a) multiplying the number of shares of Preferred Stock to be so converted by the Original Series Issue Price for such series of Preferred Stock being converted and (b) dividing the result by the Applicable Series Conversion Price for such series of Preferred Stock as defined in Section 5(c). The term "Original Series Issue Price" shall mean
     (a) in the case of the Series A Preferred Stock, $2.50 per share and (b) in the case of the Series B Preferred Stock, $4.00 per share.

          (b) Automatic Conversion. Each outstanding share of a series of Preferred Stock shall automatically be converted, without any further act of the Corporation or its shareholders, into fully paid and nonassessable shares of Common Stock at the Applicable Series Conversion Price then in effect on the earlier to occur of (a) the closing of a public offering by the Corporation pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offering and sale of any shares of any series of Common Shares by the Corporation for the account of the Corporation in which (i) the aggregate gross proceeds (before deduction of any underwriting discount, commission or expense) received by the Corporation equal or exceed $5,000,000 and (ii) the price per share of such Common Shares equals or exceeds 200% of the Applicable Series Conversion Price in effect immediately prior to the closing of the sale of such shares by the Corporation, and (b)(i) in the case of the Series A Preferred Stock the date as of which there shall have been converted under subparagraph 5(a) a cumulative of 1,145,001 shares of Series A Preferred Stock and (ii) in the case of the Series B Preferred Stock the date as of which there shall have been converted under subparagraph 5(a) a cumulative aggregate number of shares of Series B Preferred

     Stock as follows: (x) prior to January 31, 1994, a number of shares equal to a majority of the issued and outstanding shares of Series B Preferred Stock as of February 28, 1993, and (y) from and after February 1, 1994 , a number of shares equal to a majority of the issued and outstanding shares of Series B Preferred Stock as of February 1, 1994.

          (c) Applicable Series Conversion Price. The term "Applicable Series Conversion Price" shall mean (a) in the case of the Series A Preferred Stock, $2.50 per share and (b) in the case of the Series B Preferred Stock, $4.00 per share, in each case as such price may from time to time be adjusted pursuant to the provisions subparagraph 5(f) and as such price as adjusted is in effect at the date any shares or shares of Preferred Stock are surrendered for conversion. No payment or adjustment shall be made for any dividends on the Common Stock issuable upon such conversion.

          (d) Mechanics of Conversion. Upon the occurrence of the event specified in subparagraph 5(b), the outstanding shares of the series of Preferred Stock involved shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue to any such holder certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing such shares of Preferred Stock are delivered to the Corporation or any transfer agent of the Corporation. The holder of any shares of Preferred Stock may exercise the conversion right specified in subparagraph 5(a) as to all or a minimum of 1,000 shares of a series of Preferred Stock held by such holder by surrendering to the Corporation or any transfer agent of the Corporation the certificate or certificates for the shares of Preferred Stock to be converted, accompanied by written notice stating that the holder elects to convert all or a specified portion of the shares of series of Preferred Stock represented thereby. Conversion shall be deemed to have been effected (i) in the case of an automatic conversion pursuant to subparagraph 5(b), on the date of the occurrence of the event specified in subparagraph 5(b) or (ii) in any other case, on the date when delivery of notice of any election to convert and the certificates for shares is made (each such date described in clause (i) or clause (ii) above being referred to herein as the "Conversion Date"). Subject to the provisions of clause
     (vii) of subparagraph 5(f), as promptly as practicable thereafter (and after surrender of the certificate or certificates representing shares of Preferred Stock to the Corporation or any transfer agent of the Corporation in the case of conversions pursuant to subparagraph 5(b)) the Corporation shall issue and deliver to, or upon the written order of, such holder a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and a check or cash with respect to any fractional interest in a share of Common Stock as provided in subparagraph 5(e). Subject to the provisions of clause (vii) of subparagraph 5(f), the Person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a holder of record of such Common Stock on the applicable Conversion Date. Upon conversion of only a portion of the number of shares of Preferred Stock covered by a certificate representing shares of Preferred Stock surrendered for conversion (in the case of conversion pursuant to subparagraph 5(a)), the Corporation shall issue and deliver to, or upon the written order of, the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Preferred Stock representing the unconverted portion of the certificate so surrendered.

          (e) Fractional Shares. No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Preferred Stock. If more than one share of Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the then Current Market Price (as hereinafter defined).

          (f) Conversion Price Adjustments. The Applicable Series Conversion Price and number of shares of Common Stock deliverable upon conversion of the shares of a series of Preferred Stock shall be subject to adjustment from time to time as follows:

               (i) Issuances of Capital Stock. If, at any time after the Applicable Series Issue Date, the Corporation shall issue (or be deemed to have issued pursuant to subclause (C) below) any capital stock (whether Common Stock, any series of Common Shares or any other series of Preferred Stock) other than Excluded Stock (as hereinafter defined) (such stock other than Excluded Stock being hereinafter referred to as "Capital Stock") for a consideration per share less than the Applicable Series Conversion Price applicable immediately prior to such issuance, the Applicable Series Conversion Price with respect to such series of Preferred Stock in effect immediately prior to such issuance shall immediately (except as provided below) be reduced to a price determined by dividing (a) the sum of (i) the number of shares of Capital Stock outstanding immediately prior to such issue, multiplied by the Applicable Series Conversion Price in effect immediately prior to such issue, plus (ii) the consideration, if any, received by the Corporation upon such issue, by (b) the number of shares of Capital Stock outstanding immediately after such issue.

               For the purpose of any adjustment of the Applicable Series Conversion Price pursuant to this clause (i) of this subparagraph 5(f), the following provisions shall be applicable:

               (ii) Cash. In the case of the issuance of Capital Stock for cash, the amount of the consideration received by the Corporation shall be deemed to be the aggregate cash proceeds received by the Corporation for such Capital Stock before deducting therefrom any discounts, commissions, taxes or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

               (iii) Consideration Other than Cash. In the case of the issuance of Capital Stock (otherwise than upon the conversion of shares of capital stock or other securities of the Corporation) for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair market value thereof as determined by the Board of Directors in good faith, irrespective of any accounting treatment; provided, however, that such fair market value as determined by the Board of Directors shall not exceed the aggregate Current Market Price of the shares of Capital Stock being issued in exchange therefor as of the date the Board of Directors authorizes the issuance of such shares.

               (iv) Options and Convertible Securities. In the case of the issuance at any time after the Applicable Series Issue Date of (i) options, warrants or other rights to purchase or acquire Capital Stock (whether or not at the time exercisable), (ii) securities by their terms convertible into or exchangeable for Capital Stock (whether or not at the time so convertible or exercisable) or (iii) options, warrants or rights to purchase such convertible or exchangeable securities (whether or not at the time exercisable):

                    (I) the aggregate maximum number of shares of Capital Stock deliverable upon exercise of such options, warrants or other rights to purchase or acquire Capital Stock shall be deemed to have been issued at the time such options, warrants or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subclauses (A) and (B) above), if any, received by the Corporation upon the issuance of such options, warrants or rights plus the minimum purchase price provided in such options, warrants or rights for the Capital Stock covered thereby (the amount of the purchase price in each case to be determined in the manner provided in subclauses (A) and (B) above);

                    (II) the aggregate maximum number of shares of Capital Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options, warrants or other rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options, warrants or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options, warrants or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities and the exercise of any related options, warrants or rights (the consideration in each case to be determined in the manner provided in subclauses (A) and (B) above);

                    (III) on any change in the number of shares of Capital Stock deliverable upon exercise of any such options, warrants or rights or conversion of or exchange for such convertible or exchangeable securities or any change in the consideration to be received by the Corporation upon such exercise, conversion or exchange, (other than under or by reason of provisions designed to protect against dilution), the Applicable Series Conversion Price as then in effect shall forthwith be readjusted to such Applicable Series Conversion Price as would have been obtained had an adjustment been made upon the issuance of such options, warrants or rights, or securities on the basis of such change; provided, however, there shall be no adjustment pursuant to this clause (III) to the extent that any of such options, warrants, rights or securities shall have been exercised, converted or exchanged, as the case may be, prior to such change;

                    (IV) on the expiration or cancellation of one or more of such options, warrants or rights, or the termination of the right to convert or exchange one or more of such convertible or exchangeable securities, if the Applicable Series Conversion Price shall have been adjusted upon the issuance thereof and any of such options, warrants, rights or securities shall not have been exercised, converted or exchanged, as the case may be, prior to such expiration or cancellation, the Applicable Series Conversion Price shall forthwith be readjusted to such Applicable Series Conversion Price as would have been obtained had an adjustment been made upon only the issuance of such options, warrants, rights or securities on the basis of the issuance of only the number of shares of Capital Stock that would actually have been issued upon the exercise of such options, warrants or rights, or upon the conversion or exchange of such securities; and

                    (V) if the Applicable Series Conversion Price has been adjusted upon the issuance of any such options, warrants, rights or convertible or exchangeable securities, no further adjustment of the Applicable Series Conversion Price shall be made for the actual issuance of Capital Stock upon the exercise, conversion or exchange thereof; provided, however, that, except as provided in clause IV of subparagraph 5(f)(i)(C), no increase in the Applicable Series Conversion Price shall be made pursuant to this clause (C).

               (v) Excluded Stock. "Excluded Stock" shall mean: (1) shares of Common Stock, any other series of Common Shares or any series of Preferred Stock to be issued pursuant to the 1989 Stock Option Plan of the Corporation or any other stock options or warrants granted or sold to employees, consultants, advisors or directors of the Corporation relating to the provision of services to the Corporation; (2) the options and warrants described in (1); (3) shares of Common Stock, any other series of Common Shares or any series of Preferred Shares issued by under provisions of the Certificate of Incorporation as from time to time in effect or by virtue of agreements designed to protect against dilution; and (4) shares of Common Stock, any other series of Common Shares or any series of Preferred Shares issued or reserved for issuance by the Corporation upon conversion of any series of Preferred Shares.

               (vi) Stock Dividends. If the number of shares of Common Stock outstanding at any time after the Applicable Series Issue Date is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then immediately after the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend or the effective date of such subdivision or split-up, as the case may be, the Applicable Series Conversion Price shall be appropriately reduced so that the holder of any shares of Preferred Stock thereafter converted shall be entitled to receive the number of shares of Common Stock which such holder would have owned immediately following such action had such shares of Preferred Stock been converted immediately prior thereto.

               (vii) Combination of Stock. If the number of shares of Common Stock outstanding at any time after the Applicable Series Issue Date is decreased by a combination of the outstanding shares of Common Stock, then immediately after the effective date of such combination, the Applicable Series Conversion Price shall be appropriately increased so that the holder of any shares of any series of Preferred Stock thereafter converted shall be entitled to receive the number of shares of Common Stock which such holder would have owned immediately following such action had such shares of such series of Preferred Stock been converted immediately prior thereto.

               (viii) Reclassification. In the event of a reclassification of the Common Stock, each share of Preferred Stock shall, after such reclassification, be convertible into the number and type of shares of capital stock or other securities to which the Common Stock issuable (at the time of such reclassification) upon conversion of such shares of Preferred Stock would have been entitled upon such reclassification; and, in such event, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities thereafter deliverable upon the conversion of such Preferred Stock. The subdivision or combination of Common Stock issuable upon conversion of Preferred Stock at any time outstanding into a greater or lesser number of shares of Common Stock (whether with or without par value) shall not be deemed to be a reclassification of the Common Stock of the Corporation for the purposes of this clause (v).

               (ix) Rounding of Calculations; Minimum Adjustment. All calculations under this subparagraph (f) shall be made to the nearest cent or to the nearest one one-hundredth (1/100th) of a share, as the case may be. Any provision of this paragraph 5 to the contrary notwithstanding, no adjustment to any Applicable Series Conversion Price shall be made if the amount of such adjustment would be less than $.01, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $.0l or more.

               (x) Timing of Issuance of Additional Common Stock upon Certain Adjustments. In any case in which the provisions of this subparagraph
          (f) shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (1) issuing to the holder of any share of Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such conversion before giving effect to such adjustment and (2) paying to such holder any amount of cash in lieu of a fractional share of Common Stock pursuant to subparagraph (e) of this paragraph 5; provided, however, that the Corporation upon request shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

               (xi) Prohibition of Action Resulting in Minimum Conversion Price. The Corporation shall not take any action of the kind covered by this subparagraph 5(f) which would cause the Applicable Series Conversion Price to fall below the greater of $.0l and the par value of the Common Stock.

          (g) Current Market Price. The Current Market Price at any date shall mean the price per share of Capital Stock on such date determined by the Board of Directors as provided below. The Current Market Price shall be the average of the daily closing price per share of such Capital Stock for thirty (30) consecutive business days ending no more than fifteen (15) business days before the day in question (as adjusted for any stock dividend, split, combination or reclassification that took effect during such 30-day period). The closing price for each day shall be the last reported sales price regular way or, in the case no such reported sales take place on such day, the average of the last reported bid and asked prices regular way, in either case, on the principal national securities exchange on which such Capital Stock is listed or admitted to trading, unless such principal national securities exchange is a regional securities exchange and such Capital Stock is also quoted on the National Association of Securities Dealers Automated Quotation System (the "NASDAQ System"), or if not listed or admitted to trading on a national securities exchange or if such principal securities exchange is a regional securities exchange and such Capital Stock is also quoted on the NASDAQ System, the average of the highest bid and the lowest asked prices quoted on the NASDAQ System or, if not so quoted, as reported by the National Quotation Bureau, Inc.; provided, however, that if such Capital Stock is not traded in such manner that any of the quotations referred to above is available for the period required hereunder, the Current Market Price per share of such Capital Stock shall be deemed to be the fair market value as determined by the Board of Directors in good faith, irrespective of any accounting treatment.

          (h) Statement Regarding Adjustments. Whenever any Applicable Series Conversion Price shall be adjusted as provided in subparagraph 5(f), the Corporation shall forthwith file, at the office of any transfer agent for the series of Preferred Stock affected and at the principal office of the Corporation, a statement showing in detail the facts requiring such adjustment and the Applicable Series Conversion Price that shall be in effect after such adjustment, and the Corporation shall also cause a copy of such statement to be sent by mail, first-class postage prepaid, to each holder of such series of Preferred Stock at its address appearing on the Corporation 5 records. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of subparagraph 5(i).

          (i) Notice to Holders. In the event the Corporation shall propose to take any action of the type described in clause (i) of subparagraph 5(f) (but only if the action of the type described in clause (i) would result in an adjustment in an Applicable Series Conversion Price), (iii), (iv) or (v) of subparagraph 5(f), the Corporation shall give notice to each holder of shares of the series of Preferred Stock affected, in the manner set forth in subparagraph 5(h), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such action shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Applicable Series Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of such Preferred Stock. In the case of any such action which would require the fixing of a record date, such notice shall be given at least twenty (20) calendar days prior to the date so fixed, and in the case of all other action, such notice shall be given at least thirty
     (30) calendar days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

          (j) Treasury Stock. For the purposes of this paragraph 5, the sale or other disposition (other than sales or dispositions to employees, consultants, advisors or directors of the Corporation in connection with the provision of services to the Corporation) of any capital stock of the Corporation theretofore held in its treasury shall be deemed to be an issuance thereof.

          (k) Costs. The Corporation shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock of the Corporation upon conversion of any shares of Preferred Stock; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Preferred Stock in respect of which such shares are being issued.

          (1) Reservation of Shares. The Corporation shall reserve at all times so long as any shares of Preferred Stock remain outstanding out of its treasury stock or its authorized but unissued shares of Common Stock, or both, solely for the purpose of effecting the conversion of the shares of Preferred Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding shares of Preferred Stock.

          (m) Approvals. If any shares of Common Stock to be reserved for the purpose of conversion of shares of Preferred Stock require registration with or approval of any governmental authority under any Federal or state law before such shares may be validly issued or delivered upon conversion, then the Corporation will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be. If, and so long as, any Common Stock into which the shares of Preferred Stock are then convertible is listed in any national securities exchange, the Corporation will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of such Common Stock issuable upon conversion.

          (n) Valid Issuance. All shares of Common Stock which may be issued upon conversion of the shares of Preferred Stock will upon issuance by the Corporation be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof and the Corporation shall take no action which will cause a contrary result (including, without limitation, any action which would cause the Applicable Series Conversion Price to be less than the par value, if any, of the Common Stock).

(6)  Voting Rights.

          (a) General. Except as may be otherwise required by law or by the provisions of this paragraph 6, the holders of Preferred Stock shall vote together with the holders of Common Stock as a single class on every matter coming before any meeting of the shareholders or otherwise to be acted upon by the shareholders. At every meeting of the shareholders of the Corporation, every holder of Preferred Stock shall be entitled, for each such share standing in its name on the transfer books of the Corporation, to a number of votes equal to the number of votes which could be cast by such holder if it held the Common Stock Equivalent of such share of Preferred Stock on the record date for such vote.

          (b) Changes to Series of Preferred Stock. Without the affirmative vote of the holders of at least a majority of the shares of a series of Preferred Stock at the time outstanding, the Corporation may not effect any change in the powers, preferences, privileges, rights, qualifications, limitations or restrictions of such series of Preferred Stock; provided, however, and without expanding the foregoing limited class voting rights, no such separate class vote shall be required of any series of Preferred Stock in order to amend the Certificate of Incorporation of the Corporation to authorize any new class of stock, whether such class is senior, on a parity with or junior to the such series of Preferred Stock in dividends, liquidation, voting rights or otherwise. Such consents shall either be given in writing or by vote at a meeting called for that purpose at which the holders of such series of Preferred Stock shall vote as a class.

          (c) Other Special Series Voting Rights of the Preferred Stock. A separate affirmative vote of the holders of at least a majority of the shares of Preferred Stock outstanding and voting as a single class shall be required for any additional series of Common Shares or Preferred Stock to be issued if:

               (i) Such series has senior rights to the Preferred Stock upon any Liquidation of the corporation, or

               (ii) (I) Such series has equivalent rights to the Preferred Stock upon any Liquidation of the Corporation, and

                    (II) The aggregate amount received by the Corporation in respect of the issuance or sale of shares of Capital Stock having equivalent rights to the Preferred Stock upon any Liquidation of the Corporation from an after the Applicable Series Issue Date (including capital invested upon issuance of not in excess of 2,400,000 shares of Series A Preferred Stock and 4,000,000 shares of Series B Preferred Stock) through and inclusive of the additional series of Common Shares or Preferred Shares proposed to be issued exceeds $20,000,000.

          (d) Special Redemption Rights. If in any case of a separate class vote of the Preferred Stock is a required under clause (i) or (ii) of subparagraph (c) above a majority of the outstanding shares of the Preferred Stock are not voted in favor of such issuance of stock, but the holders of majority of the then issued and outstanding Common Stock voting as a separate class vote in favor of such issuance then the Corporation shall have the right to redeem all but not less than all of the outstanding shares of the Preferred Stock at the following per share price (subject to adjustment for stock dividends, splits, combinations, etc.) (the "Redemption Price"):

          If Redemption Date occurs:

                                                  Redemption Price
                                                  ------------------
          on or after         and prior to        Series A  Series B
          -----------         ------------        --------  --------
          July 1, 1992        June 30, 1993       $3.46
          July 1, 1993        June 30, 1994       $3.74     $4.32
          July 1, 1994        June 30, 1995       $3.74     $4.67
          July 1, 1995        June 30, 1996       $3.74     $5.04
          July 1, 1996        June 30, 1997       $3.74     $5.44
          July 1, 1997        June 30, 1998       $3.74     $5.88
             After July 1, 1998                   $3.74     $6.35

          The Corporation's redemption right may be exercised at any time within 12 months after the record date for the special class vote provided in clause (i) or (ii) of subparagraph (c) by giving written notice to the holder of record of each share of Series A Preferred Stock and Series B Preferred Stock at least 30 days prior to the date on which the redemption is to occur ("Redemption Date"). On the Redemption Date the Corporation shall tender the Redemption Price to each record holder of Preferred Stock against delivery of stock certificates for the Preferred Stock being redeemed; provided that until the close of business on the date immediately preceding the Redemption Date each holder of Preferred Stock shall be entitled to convert such stock to Common Stock pursuant to the terms hereof.

          Notwithstanding the provision of subparagraph (c) in order to permit the Corporation to issue securities to provide in whole or in part funds to redeem the Preferred Stock as contemplated hereby, the Certificate of Incorporation may be amended and/or additional series of

     Common Shares or Preferred Shares may be issued solely upon the requisite vote of other series and classes of Common Shares and Preferred Shares (other than Series A Preferred Stock and Series B Preferred Stock) provided the Corporation uses all or a portion of the proceeds to redeem all outstanding Series A Preferred Stock and Series B Preferred Stock.

(7)  Right of Conversion upon Merger or Consolidation.

     In case of any consolidation or merger of the Corporation with any other corporation (other than a consolidation or merger in which the Corporation is the continuing or surviving corporation and which does not result in any change in the outstanding Common Stock), or in case of any sale or transfer of all or substantially all the assets of the Corporation, or in case of a binding share exchange in which all the outstanding shares of the Common Stock are changed into cash, stock or other securities or property, the holder of each share of Preferred Stock shall at any time after such consolidation, merger, sale or transfer or binding share exchange have the right to convert such share of Preferred Stock into the kind and amount of shares of stock or other securities or property or cash, as the case may be, which such holder would have been entitled to receive upon such consolidation, merger, sale or transfer or binding share exchange if he had held the Common Stock issuable upon the conversion of such share of Preferred Stock immediately prior to such consolidation, merger, sale or transfer or binding share exchange.

(8)  Retirement of Shares.

     Shares of Preferred Stock which have been issued and have been redeemed, converted, repurchased or reacquired in any manner by the Corporation shall be canceled and shall not be reissued.

(9)  Certain Rights of Participation in Stock Issuances.

     In the event that the Corporation shall issue any equity securities or securities exercisable for or convertible into equity securities of the Corporation (hereinafter "Equity Securities"), each holder of shares of Preferred Stock shall have the right to purchase such amount of such Equity Securities which will enable such holder to retain the percentage ownership interest (in terms of Common Stock or Common Stock Equivalents) in the Corporation which such holder had immediately prior to such issuance of Equity Securities. No later than twenty (20) days after the issuance of any Equity Securities the Corporation shall give each record holder of Preferred Stock written notice (the

     "Notice") of the issuance or proposed issuance of such Equity Securities and shall offer to sell to each such holder the amount of Equity Securities described in the preceding sentence on the same terms and conditions which such Equity Securities were or are proposed to be issued. Each such holder shall have a period of twenty (20) days after the date of the Notice to purchase such amount of Equity Securities on such terms and conditions.
     The rights of participation provided in this paragraph shall not apply to Equity Securities issued under the provisions of this paragraph, upon conversion or exercise of any Equity Securities, as a stock dividend or upon any subdivision of any Equity Securities, in consideration in whole or in part for the acquisition (whether by merger or otherwise) by the Corporation or any of its subsidiaries of all or substantially all of the stock or assets of any other entity, in connection with any transaction (e.g. a joint venture, technology licensing, distribution or other arrangement) with respect to which the Board of Directors has made a good faith determination that the primary purpose of such transaction is the advancement of the business interests of the Corporation as opposed to the raising of funds, pursuant to a firm commitment underwritten public offering, pursuant to the grant of options or warrants to and the exercise of the same to purchase Equity Securities by employees, consultants, advisors or directors of the Corporation relating to the providing of services to the Corporation or the issuance of treasury shares acquired from employees, consultants, advisors or directors, upon the exercise of any right which was not itself in violation of the terms of this paragraph, the issuance of securities pursuant to anti-dilution, preemptive, participation or similar rights granted herein or by contract or the issuance of Equity Securities all or a portion of the proceeds of which will be used in redeem Preferred Stock as provided in Subparagraph 6(d) hereof. The rights of the holders of Preferred Stock under this paragraph may be waived by a vote or consent of persons holding a majority of the Common Stock Equivalents at the time represented by the issued and outstanding shares of Preferred Stock.

(10) Other Series of Preferred Shares.

     The Thirteen Million Five Hundred Thousand (13,500,000) Preferred Shares may be issued from time to time in one or more series, the shares of each series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as are stated and expressed herein or in the resolution or resolutions providing for the issue of such series, adopted by the Board of Directors as hereinafter provided.

     (a) Authority is hereby expressly granted to the Board of Directors of the Corporation, subject to the provisions of this Article FOURTH and to the limitations prescribed by the General Corporation Law of Delaware, to authorize the issue of one or more series of Preferred Shares, and with respect to each such series to fix by resolution or resolutions providing for the issue of such series the voting powers, full or limited, if any, of the shares of such series and the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, the determination or fixing of the following:

          (i)       The designation of such series;

          (ii) The dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the relationship which such dividends shall bear to the dividends payable on any other class or classes of stock or any other series of any class of stock of the Corporation, and whether such dividends shall be cumulative or non-cumulative;

          (iii) Whether the shares of such series shall be subject to redemption by the Corporation and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

          (iv) The terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

          (v) Whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes of any stock or any other series of any class of stock of the Corporation, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

          (vi) The extent, if any, to which the holders of shares of such series shall be entitled to vote with respect to the election of directors or otherwise;

          (vii) The restrictions, if any, on the issue or reissue of any additional Preferred Shares;

          (viii) The rights of the holders of the shares of such series upon the voluntary or involuntary liquidation, dissolution or winding up of the affairs of, or upon the distribution of the assets of, the Corporation; and

          (ix) Any other rights, preferences or limitations of the shares of such series consistent with the provisions hereof governing the Preferred Shares.

     SECOND:   That in lieu of a meeting and vote of stockholders, the holders of a majority of the issued and outstanding shares of each class of the capital stock of the Corporation required to approve such amendment have given their written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware and written notice of the adoption of the amendment has been given as provided in said Section 228 to every stockholder entitled to said notice.

     THIRD:    That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Progenics Pharmaceuticals, Inc. has caused this certificate to be signed by Paul J. Maddon, its President, and attested by Robert McKinney, its Assistant Secretary, this 24 day of November, 1992.


                                        PROGENICS PHARMACEUTICALS, INC.


                                        By:  /s/Paul J. Maddon
                                             ----------------------
                                             President

ATTEST:


By:  /s/Robert McKinney
     ---------------------
     Assistant Secretary


STATE OF NEW YORK             )
                              )    SS
COUNTY OF WESTCHESTER         )


     On the 24 day of November, 1992 personally appeared before me Paul J. Maddon and Robert McKinney, who, being by me duly sworn, declared that they are the President and an Assistant Secretary, respectively, of Progenics Pharmaceuticals, Inc., a Delaware corporation, and that the within and foregoing Certificate of Amendment to the Certificate of Incorporation of Progenics Pharmaceuticals, Inc. was signed on behalf of said corporation by authority of a resolution of the Board of Directors and a resolution of the shareholders of Progenics Pharmaceuticals, Inc., and said persons duly acknowledged to me that said corporation executed the Certificate of Amendment to the Certificate of Incorporation, and verified that the matters set forth and the statements therein are true and correct.


     Gladys Leiva                                 GLADYS LEIVA
----------------------                  Notary Public, State of New York
     NOTARY PUBLIC                                No 4895173
                                        Qualified in Westchester County
My Commission Expires: 5/18/93          Commission Expires May 18, 1993

                                            STATE OF DELAWARE
                                           SECRETARY OF STATE
                                        DIVISIONS OF CORPORATIONS
                                        FILED 9:00 AM 12/08/1996


                           CERTIFICATE OF DESIGNATION
                                       OF
                            SERIES C PREFERRED STOCK
                                ($.001 Par Value)
                                       OF
                         PROGENICS PHARMACEUTICALS, INC.

                            -------------------------

           Pursuant to Section 151 (g) of the General Corporation Law
                            of the State of Delaware

                            ------------------------

      THE UNDERSIGNED, being, respectively, the President and the Assistant Secretary of Progenics Pharmaceuticals, Inc., a Delaware corporation (the "Company"), DO HEREBY CERTIFY that, pursuant to the provisions of Section 151(g) of the General Corporation Law of the State of Delaware the following resolutions were duly adopted by the Board of Directors of the Company and pursuant to authority conferred upon the Board of Directors by the provisions of the Certificate of Incorporation (as amended) of the Company (the "Certificate of Incorporation"), the Board of Directors of the Company, at a meeting duly held on June 8, 1995, adopted resolutions providing for the issuance of a series of its Preferred Stock and fixing the relative powers, preferences, rights, qualifications, limitations and restrictions of such stock. These resolutions are as follows:

      RESOLVED, that pursuant to the authority granted expressly to and vested in the Board of Directors of the Company by the provisions of the Certificate of Incorporation of the

Company, as amended, (the "Certificate of Incorporation"), the issuance of a series of preferred stock, par value $.001 per share (the "Preferred Stock"), which shall consist of up to 3,750,000 shares of Preferred Stock that the Company has authority to issue, be, and the same hereby is, authorized, and the Board of Directors hereby fixes the powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, of the shares of such series (in addition to the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof set forth in the Certificate of Incorporation that may be applicable to the Preferred Stock) as follows:

      Section 1. Number of Shares and Designation. 3,750,000 shares of the preferred stock, $.001 par value per share, of the Company are hereby constituted as a series of the preferred stock designated as Series C Preferred Stock (the "Series C Preferred Stock").

      Section 2. Definitions. Unless the context requires otherwise, the terms defined in this Section shall have, for all purposes hereof, the following meanings:

      "Board of Directors" shall mean the Board of Directors of the Company.

      "Capital Stock" shall have the meaning assigned thereto in Section 5(f).

      "Common Shares" shall mean the Common Shares, par value $0.01 per share of the Company.

      "Common Stock" shall mean the Common Stock, par value $0.01 per share, of the Company.

      "Common Stock Equivalent" shall mean at any time the number of shares of Common Stock (including fractions of a share) into which a share of Preferred Stock could be converted at such time.

      "Conversion Date" shall have the meaning assigned thereto in Section 5(d).

      "Current Market Price" shall have the meaning assigned thereto in Section 5(g).

      "Distributable Amount" shall have the meaning assigned thereto in Section
4.

      "Equity Securities" shall have the meaning assigned thereto in Section 9.

      "Excluded Stock" shall have the meaning assigned thereto in Section 5(f).

      "Junior Stock" shall mean any series of Common Shares, and any other class or series of capital stock of the Company ranking junior to the Preferred Stock either as to rights on Liquidation or as to dividends or distributions.

      "Junior Stock Capital Percentage" shall mean at any time the fraction (expressed as a percentage) obtained by dividing (a) the Junior Stock Invested Capital by (b) the Total Invested Capital.

      "Junior Stock Invested Capital" shall mean $1,095,000.00.

      "Liquidation" shall mean any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.

      "Original Series Issue Price" shall have the meaning assigned thereto in
Section 5(a).

      "Person" shall mean an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

      "Preferred Stock" shall mean the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and any other series of Preferred Shares that are specifically designated as Preferred Stock.

      "Redemption Date" shall have the meaning assigned thereto in Section 6(d).

      "Redemption Price" shall have the meaning assigned thereto in Section
6(e).

      "Series A Capital Percentage" shall mean at any time the fraction (expressed as a percentage) obtained by dividing (a) the Series A Invested Capital by (b) the Total Invested Capital.

      "Series A Invested Capital" shall mean at any time the sum of the aggregate amount of cash received by the Company (x) upon the original issuance of all then outstanding shares of Series A Preferred Stock other than shares sold or transferred from treasury stock and (y) in the case of outstanding shares sold or transferred from treasury stock, the aggregate amount received by the Company in respect of such transfer.

      "Series A Preferred Stock" shall mean the Series A Preferred Stock, par value $0.01 per share, of the Company.

      "Series B Capital Percentage" shall mean at any time the fraction (expressed as a percentage) obtained by dividing (a) the Series B Invested Capital by (b) the Total Invested Capital.

      "Series B Invested Capital" shall mean at any time the sum of the aggregate amount of cash received by the Company (x) upon the original issuance of all then outstanding shares of Series B Preferred Stock other than shares sold or transferred from treasury stock and (y) in the case of outstanding shares sold or transferred from treasury stock, the aggregate amount received by the Company in respect of such transfer.

      "Series B Preferred Stock" shall mean the Series B Preferred Stock, par value $0.01 per share, of the Company.

      "Series C Preferred Stock" shall mean the Series C Preferred Stock, par value $0.01 per share, of the Company.

      "Series Conversion Price" shall have the meaning assigned thereto in
Section 5(c).

      "Series Issue Date" shall mean the date on which shares of the Series C Preferred Stock are first issued.

      "Total Invested Capital" shall mean at any time the sum of (a) the Junior Stock Invested Capital, (b) the Series A Invested Capital and (c) the Series B Invested Capital.

      Section 3. Dividends. No dividends may be declared on or paid to any series of Common Shares, Junior Stock or Preferred Stock except as a part of a declaration or payment of dividends to a group consisting of the Preferred Stock and one or more series of Common Shares or Junior Stock. As between the class consisting of the Preferred Stock and the class consisting of one or more series of Common Shares or Junior Stock, dividends shall be allocated between such classes pro rata based on the sum of (a) the number of shares of such series of Common Shares or Junior Stock are issued and outstanding on the dividend record date and (b) the number of Common Stock Equivalents with respect to the Preferred Stock on the dividend record date. No dividends shall be paid to the Series C Preferred Stock except as part of a dividend paid to the group consisting of Series A Preferred Stock, Series B Preferred Stock and the Series C Preferred Stock and holders of record of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock shall receive from the amount available to such group individuals pro rata to the number of Common Stock Equivalents with respect to the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock held of record by such holder on the dividend record date.

      Section 4. Distributions Upon Liquidation, Dissolution or Winding Up. In the event of any Liquidation, no distributions may be made with respect to any series of Common Shares, Junior Stock or Preferred Stock except as part of a distribution to a group consisting of the Preferred Stock and one or more series of Common Shares or Junior Stock. From the assets of the Company available for distribution to the holders of Preferred Stock and one or more series of Common Shares or Junior Stock (the "Distributable Amount"), the holders of Common Shares or Junior Stock shall receive the Junior Stock Capital Percentage, the holders of Series A Preferred Stock shall receive the Series A Capital Percentage, the holders of Series B Preferred Stock shall receive the Series B Capital Percentage and the holders of Series C Preferred Stock shall receive the Series C Capital Percentage of any distributions of the Distributable Amount. The Distributable Amount shall be so allocated until the aggregate amount per share of such distributions (together with all other distributions and dividends and subject to adjustment for stock dividends, splits, combinations, etc.) received by the holders of (i) the Common Stock and Junior Stock shall equal the Junior Stock Invested Capital, (ii) the Series A Preferred Stock shall equal the Series A Invested Capital, (iii) the Series B Preferred Stock shall equal the Series B Invested Capital and (iv) the Series C Preferred Stock shall equal the Series C Invested Capital. Thereafter the holders of such series of Common Shares and Junior Stock and the holders of Preferred Stock shall receive distributions of the Distributable Amount pro rata to the number of shares of Common Stock, Junior Stock and the number of Common Stock Equivalents with respect to the Preferred Stock held by such holders on the record date for such distributions. Distributions made to the class consisting of holders of such series of Common Shares shall be made pro rata to the number of shares of such series of Common Shares held of record by each such holder as of the record date for such distribution. Distributions made to the class consisting of holders of such Junior Stock shall be made pro rata to the number of shares of such Junior Stock held of record by each such holder as of the record date for such distribution. Distributions made to the class consisting of holders of Preferred Stock shall be made pro rata to the Common Stock Equivalents with respect to the shares of Preferred Stock held of record by each such holder as of the record date for such distribution.

      Section 5. Conversion Rights. The holders of Series C Preferred Stock shall have the following conversion rights:

            (a) Optional Conversion. Subject to and upon the compliance with the provisions of this Section 5, the holder of any share or shares of Series C Preferred Stock shall have the right at such holder's option, at any time or from time to time, to convert any of such shares of Series C Preferred Stock (except that upon any Liquidation of the Company the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable on the Series C Preferred Stock) into such number of fully-paid and nonassessable shares of Common Stock as is obtained by (a) multiplying the number of Shares of Series C Preferred Stock to be so converted by the Original Series Issue Price and
      (b) dividing the result by the Series Conversion Price as defined in
      Section 5(c). The term "Original Series Issue Price" shall mean $5.00 per share.

            (b) Automatic Conversion. Each outstanding share of Series C Preferred Stock shall be converted automatically, without any further act of the Company or its shareholders, into fully-paid and nonassessable shares of Common Stock at the Series Conversion Price then in effect on the earlier to occur of (a) the closing of a public offering by the Company pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offering and sale of any shares of any series of Common Shares by the Company for the account of the Company in which (i) the aggregate gross proceeds (before deduction of any underwriting discount, commission or expense) received by the Company equal or exceed $5,000,000 and (ii) the price per share of such Common Shares equals or exceeds 200% of the Series Conversion Price in effect immediately prior to the closing of the sale of such shares by the Company, and (b) the date as of which there shall have been converted under Section 5(a) a cumulative aggregate number of shares of Series C Preferred Stock equal to a majority of the issued and outstanding shares of Series C Preferred Stock as of December 31, 1995.

            (c) Series Conversion Price. The term "Series Conversion Price" shall mean $5.00 per share, as such price may from time to time be adjusted pursuant to the provisions of Section 5(f) and as such price as adjusted is in effect at the date any shares or shares of Series C Preferred Stock are surrendered for conversion. No payment or adjustment shall be made for any dividends on the Common Stock issuable upon such conversion.

            (d) Mechanics of Conversion. Upon the occurrence of the event specified in Section 5(b), the outstanding shares of Series C Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue to any such holder certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing such shares of Preferred Stock are delivered to the Company or any transfer agent of the Company. The holder of any shares of Series C Preferred Stock may exercise the conversion right specified in Section 5(a) as to all or a minimum of 1,000 shares of Series C Preferred Stock held by such holder or surrendering to the Company or any transfer agent of the Company the certificate or certificates for the shares of Series C Preferred Stock to be converted, accompanied by written notice stating that the holder elects to convert all or a specified portion of the shares of Series C Preferred Stock represented thereby. Conversion shall be deemed to have been effected (i) in the case of an automatic conversion pursuant to Section 5(b), on the date of the occurrence of the event specified Section 5(b) or (ii) in any other case, on the date when delivery of notice of any election to convert and the certificates for shares is made (each such date described in clause (i) or clause (ii) above being referred to herein as the "Conversion Date"). Subject to the provisions of clause (viii) of Section 5(f), as promptly as practicable thereafter (and after surrender of the certificate or certificates representing shares of Series C Preferred Stock to the Company or any transfer agent of the Company in the case of conversions pursuant to Section 5(b)) the Company shall issue and deliver to, or upon the written order of, such holder a certificate of certificates for the number of full shares of Common Stock to which such holder is entitled and a check or cash with respect to any fractional interest in a share of Common Stock as provided in Section 5(e). Subject to the provisions of clause (viii) of Section 5(f), the Person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a holder of record of such Common Stock on the applicable Conversion Date. Upon conversion of only a portion of the number of shares of Series C Preferred Stock covered by a certificate representing shares of Series C Preferred Stock surrendered for conversion (in the case of conversion pursuant to Section 5(a)), the Company shall issue and deliver to, or upon the written order of, the holder of the certificate so surrendered for conversion, at the expense of the Company, a new certificate covering the number of shares of Series C Preferred Stock representing the unconverted portion of the certificate so surrendered.

            (e) Fractional Shares. No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Series C Preferred Stock. If more than one share of Series C Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be completed on the basis of the aggregate number of shares of Series C Preferred Stock so surrendered. Instead of any fractional shares of Common Stock that would otherwise be issuable upon conversion of any shares of Series C Preferred Stock, the Company shall pay a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the then Current Market Price.

            (f) Conversion Price Adjustments. The Series Conversion Price and number of shares of Common Stock deliverable upon conversion of the shares of Series C Preferred Stock shall be subject to adjustment from time to time as follows:

                  (i) Issuances of Capital Stock Prior to or on December 31,
            1996. If, at any time after the Series Issue Date but prior to (and including) December 31, 1996, the Company shall issue (or deemed to have issued pursuant to clause (v) below) any capital stock (whether Common Stock, any series of Common Shares or an otherwise series of Preferred Stock) other than Excluded Stock (as hereinafter defined) (capital stock, other than Excluded Stock, issued after the

            Series Issue Date being hereinafter referred to as "Capital Stock") for a consideration per share (or, in the case of Capital Stock convertible into Common Shares, for consideration per share based on the Common Stock Equivalent number of shares) less than the Series Conversion Price applicable immediately prior to such issuance, the Series Conversion Price in effect immediately prior to such issuance shall immediately (except as provided below) be reduced to a price determined by dividing (a) the total consideration, if any, received by the Company on such issue by (b) the Common Stock Equivalent of the number of shares of Capital Stock issued by the Company in such issue.

                  (ii) Issuances of Capital Stock. If, at any time after
            December 31, 1996, the Company shall issue (or deemed to have issued pursuant to clause (v) below) any Capital Stock other than Excluded Stock for a consideration per share (or, in the case of Capital Stock convertible into Common Shares, for consideration per share based on the Common Stock Equivalent of the number of shares), less than the Series Conversion Price applicable immediately prior to such issuance, the Series Conversion Price in effect immediately prior to such issuance shall immediately (except as provided below) be reduced to a price determined by dividing (a) the sum of (i) the Common Stock Equivalent of the number of shares of capital stock outstanding immediately prior to such issue, multiplied by the Series Conversion Price in effect immediately prior to such issue, plus (ii) the consideration, if any, received by the Company upon such issue, by (b) the Common Stock Equivalent of the number of shares of capital stock outstanding immediately after such issue.

      For the purpose of any adjustment of the Series Conversion Price pursuant to clause (i) or clause (ii) of this Section 5(f), the following provisions shall be applicable:

                  (iii) Cash. In the case of the issuance of Capital Stock for cash, the amount of the consideration received by the Company shall be deemed to be the aggregate cash proceeds received by the Company for such Capital Stock before deducting therefrom any discounts, commissions, taxes or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

                  (iv) Consideration Other than Cash. In the case of the
            issuance of Capital Stock (otherwise than upon the conversion of shares of capital stock or other securities of the Company) for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair market value thereof as determined by the Board of Directors in good faith, irrespective of any accounting treatment; provided, however, that such fair market value as determined by the Board of Directors shall not exceed the aggregate Current Market Price of the shares of Capital Stock being issued in exchange therefor as of the date the Board of Directors authorizes the issuance of such shares.

                  (v) Options and Convertible Securities. In the case of the issuance at any time after the Series Issue Date of (x) options, warrants or other rights to purchase or acquire Capital Stock (whether or not at the time exercisable), (y) securities by their terms so convertible into or exchageable for Capital Stock (whether or not at the time so convertible or exercisable) or (z) options, warrants or rights to purchase such convertible or exchangeable securities (whether or not at the time exercisable):

                        a. the aggregate maximum number of shares of Capital
                  Stock deliverable upon exercise of such options, warrants or other rights to purchase or acquire Capital Stock shall be deemed to have been issued at the time such options, warrants or rights were issued and for a consideration equal to the consideration (determined in the manner provided in clauses
                  (iii) and (iv) above), if any, received by the Company upon the issuance of such options, warrants or rights for the Capital Stock covered thereby (the amount of the purchase price in each case to be determined in the manner provided in clauses (iii) and (iv) above);

                        b. the aggregate maximum number of shares of Capital
                  Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options, warrants or other rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options, warrants or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options, warrants or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities and the exercise of any related options, warrants or rights (the consideration in each case to be determined in the manner provided in clauses (iii) and (iv) above);

                        c. on any change in the number of shares of Capital
                  Stock deliverable upon exercise of any such options, warrants or rights or conversion of or exchange for such convertible or exchageable securities or any change in the consideration to be received by the Company upon such exercise, conversion or exchange (other than under or by reason of provisions designed to protect agaisnt dilution), the Series Conversion Price as then in effect shall forthwith be readjusted to such Series Conversion Price as would have been obtained had an adjustment been made upon the issuance of such options, warrants or rights or securities on the basis of such change; provided, however, there shall be no adjustment pursuant to this clause
                  (c) to the extent that any of such options, warrants, rights or securities shall have been exercised, converted or exchanges, as the case may be, prior to such change.

                        d. on the expiration or cancellation of one or more of
                  such options, warrants or rights, or the termination of the right to convert or exchange one or more of such convertible or exchageable securities, if the Series Conversion Price shall have been adjusted upon the issuance thereof and any of such options, warrants, rights or securities shall not have been exercised, converted or exchanged, as the case may be, prior to such expiration or cancellation, the Series Conversion Price shall forthwith be readjusted to such Series Conversion Price as would have been obtained had an adjustment been made upon only the issuance of such options, warrants, rights or securities on the basis of the issuance of only the number of shares of Capital Stock that would actually have been issued upon the exercise of such options, warrants or rights, or upon the conversion or exchange of such securities; and

                        e. if the Series Conversion Price has been adjusted upon
                  the issuance of any such options, warrants, rights or securities, no further adjustment of the Series Conversion Price shall be made for the actual issuance of Capital Stock upon the exercise, conversion or exchange thereof; provided, however, that, except as provided in clause (d) of Section 5(f)(v), no increase in the Series Conversion Price shall be made pursuant to this clause (e).

                  (vi) Excluded Stock. "Excluded Stock" shall mean: (1) shares of Common Stock, any other series of Common Shares or any series of Preferred Stock to be issued pursuant to the Company's 1989 Stock Option Plan, 1993 Stock Option Plan, 1993 Executive Stock Option Plan or any other stock options or warrants granted or sold to employees, consultants, advisors or directors of the Company relating to the provision of services to the Company; (2) shares of Common Stock, any other series of Common Shares or any series of Preferred Shares issued by the Company under provisions of the Certificate of Incorporation as from time to time in effect or by virtue of agreements designed to protect against dilution; and (3) shares of Common Stock, any other series of Common Shares or any series of Preferred Shares issued or reserved for issuance by the Company upon conversion of any series of Preferred Shares.

                  (vii) Stock Dividends. If the number of shares of Common Stock outstanding at any time after the Series Issue Date is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then immediately after the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend or the effective date of such subdivision or split-up, as the case may be, the Series Conversion Prices shall be appropriately reduced so that the holder of any shares of Series C Preferred Stock thereafter converted shall be entitled to receive the number of shares of Common Stock that such holder would have owned immediately following such action had such shares of Series C Preferred Stock have been converted immediately prior thereto.

                  (viii) Combination of Stock. If the number of shares of Common
            Stock outstanding at any time after the Series Issue Date is decreased by a combination of the outstanding shares of Common Stock, then immediately after the effective date of such combination, the Series Conversion Price shall be appropriately increased so that the holder of any shares of Series C Preferred Stock thereafter converted shall be entitled to receive the number of shares of Common Stock that such holder would have owned immediately following such action had such shares of Series C Preferred Stock been converted immediately prior thereto.

                  (ix) Reclassification. In the event of a reclassification of the Common Stock, each share of Series C Preferred Stock shall, after such reclassification, be convertible into the number and type of shares of capital stock or other securities to which the Common Stock issuable (at the time of such reclassification) upon conversion of such shares of Series C Preferred Stock would have been entitled upon such reclassification; and, in such event, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of Series C Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities thereafter deliverable upon the conversion of such Series C Preferred Stock. The subdivision or combination of Common Stock issuable upon conversion of Series C Preferred Stock at any time outstanding into a greater or lesser number of shares of Common Stock (whether with or without par value) shall not be deemed to be a reclassification of the Common Stock of the Company for the purposes of this clause (ix).

                  (x) Rounding of Calculations; Minimum Adjustment. All
            calculations under this Section 5(f) shall be made to the nearest cent or to the nearest one one-hundredth (1/100th) of a share, as the case may be. Any provision of this Section 5 to the contrary notwithstanding, no adjustment to any Series Conversion Price shall be made if the amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $.01 or more.

                  (xi) Timing of Issuance of Additional Common Stock Upon
            Certain Adjustments. In any case in which the provisions of this
            Section 5(f) shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (1) issuing to the holder of any share of Series C Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such conversion before giving effect to such adjustment and (2) paying to such holder any amount of cash in lieu of a fractional share of Common Stock pursuant to Section 5(e); provided, however, that the Company upon request shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

                  (xii) Prohibition of Action Resulting in Minimum Conversion
            Price. The Company shall not take any action or the kind covered by this Section 5(f) that would cause the Series Conversion Price to fall below the greater of $.01 and the par value of the Common Stock.

            (g) Current Market Price. The "Current Market Price" at any date shall mean the price per share of the Capital Stock on such date determined by the Board of Directors as provided below. The Current Market Price shall be the average of the daily closing price per share of such Capital Stock for thirty (30) consecutive business days ending no more than fifteen (15) business days before the day in question (as adjusted for any stock dividend, split, combination or reclassification that took effect during such 30-day period). The closing price for each day shall be the last reported sales price regular way or, in the case no such reported sales take place on such day, the average of the last reported bid and asked price regular way, in either case, on the principal national securities exchange on which such Capital Stock is listed or admitted to trading, unless such principal national securities exchange is a regional securities exchange and such Capital Stock is also quoted on the Nasdaq Stock Market, or if not listed or admitted to trading on a national securities exchange or if such principal securities exchange is a regional securities exchange and such Capital Stock is also quoted on the Nasdaq Stock Market, or, if not so quoted, as reported by the National Quotation Bureau, Inc.; provided, however, that if such Capital Stock is not traded in such manner that any of the quotations referred to above is available for the period required hereunder, the Current Market Price per share of such Capital Stock shall be deemed to be the fair market value as determined by the Board of Directors in good faith, irrespective of any accounting treatment.

            (h) Statement Regarding Adjustments. Whenever any Series Conversion Price shall be adjusted as provided in Section 5(f), the Company shall within a reasonable time file, at the office of any transfer agent for Series C Preferred Stock affected and at the principal office of the Company, a statement showing in detail the facts requiring such adjustment and the Series Conversion Price that shall be in effect after such adjustment, and the Company shall also cause a copy of such statement to be sent by mail, first-class postage prepaid, to each holder of Series C Preferred Stock at its address appearing on the Company's records. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of Section 5(i).

            (i) Notice to Holders. In the event the Company shall, propose to take any action of the type described in clause (i) or (ii) of Section 5(f) (but only if the action of the type described in clause (i) would result in an adjustment in a Series Conversion Price) or clause (v),
      (vii), (viii) or (ix) of Section 5(f), the Company shall give notice to each holder of shares of the Series C Preferred Stock affected, in the manner set forth in Section 5(h), which notice shall specify the record date, of any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Series Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or puchaseable upon the occurrence of such action or deliverable upon conversion of shares of Series C Preferred Stock. In the case of any such action which would require the fixing of a record date, such notice shall be given at least twenty (20) calendar days prior to the date so fixed, and in the case of all other action, such notice shall be given at least thirty (30) calendar days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

            (j) Treasury Stock. For the purposes of this Section 5, the sale or other disposition (other than sales or dispositions to employees, consultants, advisors or directors of the Company in connection with the provision of services to the Company) of any capital stock of the Company theretofore held in its treasury shall be deemed to be an issuance thereof.

            (k) Costs. The Company shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock of the Company upon conversion of any shares of Series C Preferred Stock; provided, however, that the Company shall not be required to pay any taxes that may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the Series C Preferred Stock in respect of which such shares are being issued.

            (l) Reservation of Shares. The Company shall reserve at all times so long as any shares of Series C Preferred Stock remain outstanding out of its treasury stock or its authorized but unissued shares of Common Stock, or both, solely for the purpose of effecting the conversion of the shares of Series C Preferred Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding shares of Series C Preferred Stock.

            (m) Approvals. If any shares of Common Stock to be reserved for the purpose of conversion of shares of Series C Preferred Stock require registration with or approval of any governmental authority under any Federal of state law before such shares may be validly issued or delivered upon conversion, then the Company will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be. If, and so long as, any Common Stock into which the shares of Series C Preferred Stock are then convertible is listed in any national securities exchange, the Company will, if permitted by the rules of such exhcange, list and keep listed on such exchange, upon official notice of issuance, all shares of such Common Stock issuable upon conversion.

            (n) Valid Issuance. All shares of Common Stock that may be issued upon conversion of the shares of Series C Preferred Stock will upon issuance by the Company be duly and validly issued, fully-paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof and the Company shall take no action that will cause a contrary result (including, without limitation, any action which would cause the Series Conversion Price to be less than th par value, if any, of the Common Stock).

      Section 6. Voting Rights.

            (a) General. Except as may be otherwise required by law or by the provisions of this Section 6, the holders of Series C Preferred Stock shall vote together with the holders of Preferred Stock and Common Stock as a single class on every matter coming before any meeting of the shareholders or otherwise to be acted upon by the shareholders. At every meeting of the shareholders of the Company, every holder of Series C Preferred Stock shall be entitled, for each such share standing in its name on the transfer books of the Company, to a number of votes equal to the number of votes equal to the number of votes that could be cast by such holder if it held the Common Stock Equivalent of such share of Series C Preferred Stock on the record date for such vote.

            (b) Changes to Series C Preferred Stock. Without the affirmative vote of the holders of at least a majority of the shares of Series C Preferred Stock at the time outstanding, the Company may not effect any change in the powers, preferences, privileges, rights, qualifications, limitations or restrictions of the Series C Preferred Stock; provided, however, and without expanding the foregoing limited class voting rights, no such separate class vote shall be required of the Series C Preferred Stock in order to amend the Certificate of Incorporation of the Company to authorize any new class of stock, whether such class is senior, on a parity with, or junior to the Series C Preferred Stock in dividends, liquidation, voting rights or otherwise. Such consents shall either be given in writing or by vote at a meeting called for that purpose at which the holders of the Series C Preferred Stock shall vote as a class.

            (c) Other Special Voting Rights of the Series C Preferred Stock. A separate affirmative vote of the holders of at least a majority of the shares of the Series C Preferred Stock outstanding and voting as a single class shall be required for any additional series of Common Shares or Preferred Stock to be issued if:

                  (i) Such series has senior rights to the Series C Preferred
            Stock upon any Liquidation of the Company, or

                  (ii) (x) Such series has equivalent rights to the Series C
            Preferred Stock upon any Liquidation of the Company; and (y) the aggregate amount received by the Company in respect of the issuance or sale of shares of Capital Stock having equivalent rights to the Series C Preferred Stock upon any Liquidation of the Company from and after the Series Issue Date through and inclusive of the additional series of Common Shares or Preferred Shares proposed to be issued exceeds $20,000,000.

            (d) Special Redemption Rights. If in any case of a separate class vote of the Series C Preferred Stock is required under clause (i) or (ii) of Section 6(c) above a majority of the outstanding shares of the Series C Preferred Stock are not voted in favor of such issuance of stock; but the holders of majority of the then issued and outstanding Common Stock voting as a separate class vote in favor of such issuance then the Company shall have the right to redeem all but not less than all of the outstanding shares of the Series C Preferred Stock at the following per share price (subject to adjustment for stock dividends, splits, combinations, etc.) (the "Redemption Price"):

            If Redemption Date occurs:

        on or after          and prior to          Redemption Price
        -----------          ------------          ----------------
        July 1, 1995         June 30, 1996              $7.02
        July 1, 1996         June 30, 1997              $7.58
        July 1, 1997         June 30, 1998              $8.19
               After July 1, 1998                       $8.84

            The Company's redemption right may be exercised at any time within 12 months after the record date for the special class vote provided in clause (i) or (ii) of Section 6(c) by giving written notice to the holder of record of each share of Series C Preferred Stock at least 30 days prior to the date on which the redemption is to occur ("Redemption Date"). On the Redemption Date the Company shall tender the Redemption Price to each record holder of Preferred Stock against delivery of stock certificates for the Series C Preferred Stock being redeemed; provided that until the close of business on the date immediately preceding the Redemption Date each holder of Series C Preferred Stock shall be entitled to convert such stock to Common Stock pursuant to the terms hereof.

            Notwithstanding the provision of Section 6(c), in order to permit the Company to issue securities to provide in whole or in part funds to redeem the Series C Preferred Stock as contemplated hereby, the Certificate of Incorporation may be amended and/or additional series of Common Shares or Preferred Shares may be issued solely upon the requisite vote of other series and classes of Common Shares and Preferred Shares (other than Series C Preferred Stock) provided the Company uses all or a portion of the proceeds to redeem all outstanding Series C Preferred Stock.

      Section 7. Right of Conversion upon Merger or Consolidation. In case of any consolidation or merger of the Company with any other corporation (other than a consolidation or merger in which the Company is the continuing or surviving corporation and which does not result in any change in the outstanding Common Stock), or in case of any sale or transfer of all or substantially all the assets of the Company, or in case of a binding share exchange in which all the outstanding shares of the Common Stock are changed into cash, stock or other securities or property, the holder of each share of Series C Preferred Stock shall at any time after such consolidation, merger, sale or transfer or binding share exchange have the right to convert such share of Preferred Stock into the kind and amount of shares of stock or other securities or property or cash, as the case may be, which such holder would have been entitled to receive upon such consolidation, merger, sale, or transfer or binding share exchange if he had held the Common Stock issuable upon the conversion of such share of Series C Preferred Stock immediately prior to such consolidation, merger, sale, or transfer or binding share exchange.

      Section 8. Retirement of Shares. Shares of Series C Preferred Stock that have been issued and have been redeemed, converted, repurchased or reacquired in any manner by the Company shall be canceled and shall not be reissued.

      Section 9. Certain Rights of Participation in Stock Issuances. In the event that the Company shall issue any equity securities or securities exercisable for or convertible into equity securities of the Company (hereinafter "Equity Securities"), each holder of shares of Series

C Preferred Stock shall have the right to purchase such amount of such Equity Securities that will enable such holder to retain the percentage ownership interest (in terms of Common Stock or Common Stock Equivalents) in the Company that such holder had immediately prior to such issuance of Equity Securities. No later than twenty (20) days after the issuance of any Equity Securities the Company shall give each record holder of Series C Preferred Stock written notice (the "Notice") of the issuance or proposed issuance of such Equity Securities and shall offer to sell to each such holder the amount of Equity Securities described in the preceding sentence on the same terms and conditions that such Equity Securities were or are proposed to be issued. Each such holder shall have a period of twenty (20) days after the date of the Notice to purchase such amount of Equity Securities on such terms and conditions. The rights of participation provided in this Section 9 shall not apply to Equity Securities issued under the provisions of this Section, upon conversion or exercise of any Equity Securities issued under the provisions of this subdivision of any Equity Securities, in consideration in whole or in part for the acquisition (whether by merger or otherwise) by the Company or any of its subsidiaries of all or substantially all of the stock or assets of any other entity, in connection with any transaction (e.g. a joint venture, technology licensing, distribution or other arrangement) with respect to which the Board of Directors has made a food faith determination that the primary purpose of such transaction is the advancement of the business interests of the Company as opposed to the raising of funds, pursuant to a firm commitment underwritten public offering, pursuant to the grant of options or warrants to and the exercise of the same to purchase Equity Securities by employees, consultants, advisors or directors of the Company relating to the providing of services to the Company or the issuance of treasury shares acquired from employees, consultants, advisors or directors, upon the exercise of any right which was not itself in violation of the terms if this Section 9, the issuance of securities pursuant to anti-dilution, preemptive, participation or similar rights granted herein or by contract or the issuance of Equity Securities all or a portion of the proceeds of which will be used in redeeming Series C Preferred Stock as provided in Section 6(d) hereof. The rights of the holders of Series C Preferred Stock under this Section may be waived by a vote or consent of persons holding a majority of the Common Stock Equivalents at the time represented by the issued and outstanding shares of Series C Preferred Stock.

      IN WITNESS WHEREOF, this Certificate has been signed by Paul J. Maddon and attested to by Robert A. McKinney of the Company, all as of the 8th day of December, 1995.



                                        PROGENICS PHARMACEUTICALS, INC.


                                        By:  /s/ Paul J. Maddon
                                           --------------------------
                                        Name: Paul J. Maddon
                                        Title: President


Attest:

By:  /s/ Robert A. McKinney
   --------------------------
Name: Robert A. McKinney
Title: Assistant Secretary

                CERTIFICATE OF OWNERSHIP AND MERGER

                             MERGING

                    ACTIVE BIOTHERAPIES, INC.

                          WITH AND INTO

                  PROGENICS PHARMACEUTICALS, INC.

    -----------------------------------------------------------------

           Pursuant to Section 253 of the General Corporation
                      Law of the State of Delaware
    ------------------------------------------------------------------

               PROGENICS PHARMACEUTICALS, INC., a Delaware corporation (the "Corporation"). desiring to merge with and into itself its wholly-owned subsidiary, ACTIVE BIOTHERAPIES, INC.; a Delaware corporation ("ABI"), pursuant to the provisions of Section 253 of the Delaware General Corporation Law ("DGCL") DOES HEREBY CERTIFY:

               FIRST:      That the Corporation is a corporation organized and
validly existing under the laws of the State of Delaware.

               SECOND:     That ABI is a corporation organized and validly
existing under the laws of the State of Delaware.

               THIRD:      That the Corporation is the owner of all of the
outstanding shares of capital stock of ABI.

               FOURTH:     That the Corporation, by the following resolutions
of the board of Directors, duly adopted by written consent of its directors, approved and did merge into itself ABI on December 28th, 1995:

               RESOLVED, that pursuant to Section 253 of the DGCL the Corporation does hereby merge into itself Active Biotherapies, Inc. ("ABI") in a transaction in which the Corporation shall be the surviving corporation and the Corporation hereby assumes all of ABI's obligations: and

               RESOLVED FURTHER, that the merger shall be effective upon the date of filing of the Certificate of Ownership and Merger with the Secretary of the State of Delaware; and

               RESOLVED FURTHER, that the President of the Corporation be and hereby is authorized together with the Treasurer or Secretary of the Corporation to execute and file, or cause to be filed, with the Secretary of State and a certified copy recorded in the office of the recorder of Deeds of New Castle County in the name and on behalf of the Corporation the Certificate of Ownership and Merger with such additions thereto, deletions therefrom and other changes therein and amendments thereon as to the officer executing the Certificate of Ownership and Merger on behalf of the Corporation may approve, such approval to be conclusively evidenced by the execution and delivery thereof.

               RESOLVED FURTHER, theat the above authorized officers of the Merger be and each of them is hereby authorized and directed to execute, in the name and on behalf of the Corporation and under its corporate seal or otherwise, and to deliver any and all agreements, certificates, applications or other instruments or documents and to take from time to time any and all such other action necessary or desirable to carry out the purposes of the foregoing resolutions and to perform and observe all terms and conditions of the Agreements to be performed or observed by the Corporation;

               IN WITNESS WHEREOF, the Corporation has caused this Certificate of Ownership and Merger to be executed in the name and on its behalf and attested as of this 28th day of December, 1995.


                                             PROGENICS PHARMACEUTICALS, INC.


                                                  /s/ Paul J. Maddox
                                             By: -----------------------
                                                 Name: Paul J. Maddox
                                                 Title: President


ATTEST:

/s/ Robert A. McKinney
--------------------------
Name: Robert A. McKinney
Title: Assistant Secretary

                        CERTIFICATE OF ELIMINATION

                                    OF

                            CLASS A COMMON STOCK

                                    OF

                       PROGENICS PHARMACEUTICALS, INC.

                              ---------------

       Pursuant to Section 151 of Title 8 of the Delaware Code of 1953

                              ---------------


       THE UNDERSIGNED, being the Vice President and Treasurer of Progenics Pharmaceuticals, Inc., a Delaware corporation (the "Corporation"), DOES HEREBY CERTIFY that, pursuant to the provisions of Section 151 of Title 8 of the Delaware Code of 1953 and the authority conferred upon the Board of Directors by the provisions of the Certificate of Incorporation, as amended, of the Corporation (the "Certificate of Incorporation"), the Board of Directors of the Corporation duly adopted resolutions regarding the series of its Common Shares previously designated as Class A Common Stock in a Certificate of Designation dated October 5, 1989. These resolutions are as follows:

       RESOLVED, that 5,000,000 shares of Common Shares were previously designated as Class A Common Stock, par value $.001 per share (the "Class A Common Stock") in a Certificate of Designation dated October 5, 1989, that none of the authorized shares of Class A Common Stock are outstanding and that none of the shares designated as Class A Common Stock will be issued; and

       RESOLVED, that pursuant to the authority granted expressly to and vested in the Board of Directors of the Corporation by the provisions of the Certificate of Incorporation, as amended, of the Corporation (the "Certificate of Incorporation"), the number of shares designated as Class A Common Stock shall be decreased by 5,000,000 shares to zero and such shares shall resume the status of undesignated Common Shares.

       IN WITNESS WHEREOF, the Certificate of Elimination has been signed by Robert A. McKinney of the Corporation, as of the 25th day of October, 1996.

                                          PROGENICS PHARMACEUTICALS, INC.



                                          By:  /s/ Robert A. McKinney
                                               ----------------------
                                          Name:  Robert A. McKinney
                                          Title: Vice President and Treasurer

                          CERTIFICATE OF INCREASE

                                    OF

                               COMMON STOCK

                                    OF

                       PROGENICS PHARMACEUTICALS, INC.

                              ---------------

       Pursuant to Section 151 of Title 8 of the Delaware Code of 1953

                              ---------------


       THE UNDERSIGNED, being the Vice President and Treasurer of Progenics Pharmaceuticals, Inc., a Delaware corporation (the "Corporation"), DOES HEREBY CERTIFY that, pursuant to the provisions of Section 151 of Title 8 of the Delaware Code of 1953 and the authority conferred upon the Board of Directors by the provisions of the Certificate of Incorporation, as amended, of the Corporation (the "Certificate of Incorporation"), the Board of Directors of the Corporation duly adopted resolutions providing for an increase in the number of shares of authorized Common Shares which are designated as Common Stock from 12,000,000 to 40,000,000. These resolutions are as follows:

       RESOLVED, that the Board of Directors previously designated 12,000,000 Common Shares as Common Stock, par value $.001 per share (the "Common Stock") pursuant to a Certificate of Amendment of the Corporation's Certificate of Incorporation dated July 17, 1989; and

       RESOLVED, that pursuant to the authority granted expressly to and vested in the Board of Directors of the Corporation by the provisions of the Certificate of Incorporation, the number of Common Shares designated as Common Stock shall be increased by 28,000,000 shares to a total of 40,000,000 shares.

       IN WITNESS WHEREOF, the Certificate of Increase has been signed by Robert A. McKinney of the Corporation, as of the 25th day of October, 1996.

                                             PROGENICS PHARMACEUTICALS,
                                             INC.



                                             By:  /s/ Robert A. McKinney
                                                  ----------------------
                                             Name:  Robert A. McKinney
                                             Title: Vice President and Treasurer

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

                                   * * * * * *

      Progenics Pharmaceuticals, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

      FIRST: That at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted proposing and declaring advisable the following amendments to the Certificate of Incorporation of the Corporation:

                Automatic Conversion of Series B Preferred Stock

            RESOLVED:   That, Article Fourth, Paragraph C, Section 5(b) of the
                        Certificate of Incorporation shall be amended to read as follows:

                  "(b) Automatic Conversion. Each outstanding share of a series of Preferred Stock shall automatically be converted, without any further act of the Corporation or its shareholders, into fully paid and nonassessable shares of Common Stock at the Applicable Series Conversion Price then in effect on the earlier to occur of (a) the closing of a public offering by the Corporation pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offering and sale of any shares of any series of Common Shares by the Corporation for the account of the Corporation in which (i) the aggregate gross proceeds (before deduction of any underwriting discount, commission or expense) received by the Corporation equal or exceed $5,000,000 and (ii) the price per share of such Common Shares equals or exceeds 200% of the Applicable Series Conversion Price in effect immediately prior to the closing of the sale by the Corporation of such shares in the case of Series A Preferred Stock and 160% of the Applicable Series Conversion Price in effect immediately prior to the closing of the sale by the Corporation of such shares in the case of Series B Preferred Stock, and (b)(i) in the case of the Series A Preferred Stock the date as of which there shall have been converted under subparagraph 5(a) a cumulative of 1,145,001 shares of Series A Preferred Stock and (ii) in the case of the Series B Preferred Stock the date as of which there shall have been converted under subparagraph 5(a) a cumulative aggregate number of shares of Series B Preferred Stock as follows: (x) prior to January 31, 1994, a number of shares equal to a majority of the issued and outstanding shares of Series B Preferred Stock as of February 28, 1993, and (y) from and after February 1, 1994, a number of shares equal to a majority of the issued and outstanding shares of Series B Preferred Stock as of February 1, 1994."

                Automatic Conversion of Series C Preferred Stock

            RESOLVED:   That, Section 5(b) of the Certificate of Designation of
                        Series C Preferred Stock shall be amended to read as follows:

                  "(b) Automatic Conversion. Each outstanding share of Series C Preferred Stock shall be converted automatically, without any further act of the Company or its shareholders, into fully-paid and nonassessable shares of Common Stock at the Series Conversion Price then in effect on the earlier to occur of (a) the closing of a public offering by the Company pursuant to an effective registration statement under the

                        Securities Act of 1933, as amended, covering the offering and sale of any shares of any series of Common Shares by the Company for the account of the Company in which (i) the aggregate gross proceeds (before deduction of any underwriting discount, commission or expense) received by the Company equal or exceed $5,000,000 and
                        (ii) the price per share of such Common Shares equals or exceeds 128% of the Series Conversion Price in effect immediately prior to the closing of the sale of such shares by the Company, and (b) the date as of which there shall have been converted under Section 5(a) a cumulative aggregate number of shares of Series C Preferred Stock equal to a majority of the issued and outstanding shares of Series C Preferred Stock as of December 31, 1995."

            Fractional Shares - Series A and Series B Preferred Stock

            RESOLVED:   That, Article Fourth, Paragraph C, Section 5(e) of the
                        Corporation's Certificate of Incorporation shall be amended to read as follows:

                  "(e) Fractional Shares. No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Preferred Stock. If more than one share of Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Preferred Stock, the Corporation shall round up the number of shares of Common Stock to be issued upon conversion."


                  Fractional Shares - Series C Preferred Stock

            RESOLVED:   That, Section 5(e) of the Corporation's Certificate of
                        Designation shall be amended to read as follows:

                  "(e) Fractional Shares. No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Series C Preferred Stock. If more than one share of Series C Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series C Preferred Stock so surrendered. Instead of any fractional shares of Common Stock that would otherwise be issuable upon conversion of any shares of Series C Preferred Stock, the Company shall round up the number of shares of Common Stock to be issued upon conversion."


                                    Par Value

            RESOLVED:   That, in the judgement of the Board of Directors of this
                        Corporation, it is deemed advisable to amend the Certificate of Incorporation of the Corporation by changing paragraph A of the Article thereof numbered
                        "Fourth" so that, as amended, paragraph A of Article
                        Fourth reads as follows:

            "FOURTH:

            (A) TOTAL NUMBER OF SHARES OF STOCK. The total number of shares of stock of all classes that the Corporation shall have authority to issue is sixty million (60,000,000) shares. The authorized capital stock is divided into twenty million (20,000,000) Preferred Shares of the par value $.001 each and forty million (40,000,000) Common Shares of the par value of $.0013 each."

                                   Stock Split

            RESOLVED:   That, at the time of this amendment to the Certificate
                        of Incorporation, each four issued and outstanding shares of Common Stock of the Corporation shall be reclassified as and combined into three shares of validly issued, fully paid and nonassessable Common
                        Stock of the Corporation. No scrip or fractional shares shall be issued by reason of this amendment. In lieu of fractional shares, the Corporation shall round up the number of shares of Common Stock to be issued to the next whole number of shares of Common Stock as a result of the stock split.

      SECOND: That in lieu of a meeting and vote of stockholders, the holders of a majority of the issued and outstanding shares of each class of the capital stock of the Corporation required to approve such amendments have given their written consent to such amendments in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware and written notice of the adoption of the amendments has been given as provided in Section 228 to every stockholder entitled to receive notice.

      THIRD: That the aforesaid amendments were duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, the Certificate of Amendment of Certificate of Incorporation has been signed by Paul J. Maddon and attested to by Robert A. McKinney of the Corporation, as of the 28th day of October, 1996.


                              PROGENICS PHARMACEUTICALS, INC.

                              By:

                                /s/ Paul J. Maddon
                              ---------------------------------
                              Name:  Paul J. Maddon, M.D., Ph.D
                              Title: President



Attest:

By:

  /s/ Robert A. McKinney
--------------------------
Name:  Robert A. McKinney
Title: Assistant Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

    Progenics Pharmaceuticals, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

    DOES HEREBY CERTIFY:

    FIRST: That at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted proposing and declaring advisable the following amendments to the Certificate of Incorporation of the Corporation:

    Automatic Conversion of Series A Preferred Stock and Series B Preferred
Stock

               RESOLVED: That, Article Fourth, Paragraph C, Section 5(b) of the Certificate of Incorporation shall be amended to read as follows:

               "(b) Automatic Conversion. Each outstanding share of a series of Preferred Stock shall automatically be converted, without any further act of the Corporation or its shareholders, into fully paid and nonassessable shares of Common Stock at the Applicable Series Conversion Price then in effect on the earlier to occur of
               (a) the closing of a public offering by the Corporation pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offering and sale of any shares of any series of Common Shares by the Corporation for the account of the Corporation in which (i) the aggregate gross proceeds (before deduction of any underwriting discount, commission or expense) received by the Corporation equal or exceed $5,000,000 and (ii) the price per share of such Common Shares equals or exceeds 170% of the Applicable Series Conversion Price in effect immediately prior to the closing of the sale by the Corporation of such shares in the case of Series A Preferred Stock and 110% of the Applicable Series Conversion Price in effect immediately prior to the closing of the sale by the Corporation of such shares in the case of Series B Preferred Stock, and (b)(i) in the case of the Series A Preferred Stock the date as of which there shall have been converted under subparagraph 5(a) a cumulative of 1,145,001 shares of Series A Preferred Stock and (ii) in the case of the Series B Preferred Stock the date as of which there shall have been converted under subparagraph 5(a) a cumulative aggregate number of shares of Series B Preferred Stock as follows: (x) prior to January 31, 1994, a number of shares equal to a majority of the issued and outstanding shares of Series B Preferred Stock as of February 28, 1993, and (y) from and after February 1, 1994, a number of shares equal to a majority of the issued and outstanding shares of Series B Preferred Stock as of February 1, 1994."

    Automatic Conversion of Series C Preferred Stock

               RESOLVED: That, Section 5(b) of the Certificate of Designation of Series C Preferred Stock shall be amended to read as follows:

               "(b) Automatic Conversion. Each outstanding share of Series C Preferred Stock shall be converted automatically, without any further act of the Company or its shareholders, into fully-paid and nonassessable shares of Common Stock at the Series Conversion Price then in effect on the earlier to occur of (a) the closing of a public offering by the Company pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offering and sale of any shares of any series of Common Shares by the Company for the account of the Company in which (i) the aggregate gross proceeds (before deduction of any underwriting discount, commission or expense) received by the Company equal or exceed $5,000,000 and (ii) the price per share of such Common Shares equals or exceeds 89% of the Series Conversion Price in effect immediately prior to the closing of the sale of such shares by the Company, and (b) the date as of which there shall have been converted under Section 5(a) a cumulative aggregate number of shares of Series C Preferred Stock equal to a majority of the issued and outstanding shares of Series C Preferred Stock as of December 31, 1995."

    SECOND: That in lieu of a meeting and vote of stockholders, the holders of a majority of the issued and outstanding shares of each class of the capital stock of the Corporation required to approve such amendments have given their written consent to such amendments in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

    THIRD: That the aforesaid amendments were duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

    IN WITNESS WHEREOF, the Certificate of Amendment of Certificate of Incorporation has been signed by Paul J. Maddon and attested to by Robert A. McKinney of the Corporation, as of the 26th day of November, 1996.

                        PROGENICS PHARMACEUTICALS, INC.

                                              By:

                                          /s/ Paul J. Maddon
                                          ______________________________________

                                          Name: Paul J. Maddon, M.D., Ph.D
                                          Title: President

    Attest:

By:

/s/ Robert A. McKinney
_______________________________________

Name: Robert A. McKinney
Title: Assistant Secretary

                                       2